UNITED STATES BANKRUPTCY COURT
                        SOUTHERN DISTRICT OF NEW YORK

- - - - - - - - - - - - - - - - - - - - - -x
In re                                      :
                                           :     Chapter 11
UNITED MERCHANTS AND                       :     Case Nos. 96 B 40940 (AJG)
MANUFACTURERS, INC. and                    :     and 96 B 40941 (AJG)
VICTORIA CREATIONS, INC.,                  :     (Jointly Administered)
                                           :
                  Debtors.                 :
- - - - - - - - - - - - - - - - - - - - - -x



                AMENDED AND RESTATED REORGANIZATION PLAN OF
        REUNITED HOLDINGS, INC. (FORMERLY VICTORIA CREATIONS, INC.)






                             SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                             Attorneys for Reunited Holdings, Inc.,
                             Debtor-in-Possession

                             MICHAEL L. COOK (MC 7887)
                             LAWRENCE V. GELBER (LG 9384)
                             919 Third Avenue
                             New York, New York  10022-3897
                             (212) 735-3000



Dated:   New York, New York
         February 25, 1997




                               TABLE OF CONTENTS

                                                                       Page
                                 INTRODUCTION

                                  ARTICLE I.
        DEFINITIONS, RULES OF INTERPRETATION, AND COMPUTATION OF TIME

            A.  Scope Of Definitions.......................................  1
            B.  Definitions................................................  1
            C.  Rules Of Interpretation....................................  6
            D.  Computation Of Time........................................  6

                                 ARTICLE II.
                    CLASSIFICATION OF CLAIMS AND INTERESTS

            A.  Introduction...............................................  7
            B.  Unclassified Claims........................................  7
                  1.  Administrative Claims................................  7
                  2.  Priority Tax Claims..................................  7
            C.  Impaired Classes Of Claims.................................  7
                  1.  Class 1:  Other Priority Claims......................  7
                  2.  Class 2:  Secured Claims.............................  7
                  3.  Class 3:  General Unsecured Claims...................  7
                  4.  Class 4:  Subordinated Claims........................  7
            D.  Unimpaired Class Of Interests..............................  7
                  Class 5:  Common Stock Interests.........................  7

                                 ARTICLE III.
                      TREATMENT OF CLAIMS AND INTERESTS

            A.  Unclassified Claims........................................  8
                  1.  Administrative Claims................................  8
                  2.  Priority Tax Claims..................................  8
            B.  Impaired Classes Of Claims.................................  8
                  1.  Class 1:  Other Priority Claims......................  8
                  2.  Class 2:  Secured Claims.............................  8
                  3.  Class 3:  General Unsecured Claims...................  9
                  4.  Class 4:  Subordinated Claims........................  9
            C.  Unimpaired Class Of Interests..............................  9
                  Class 5:  Common Stock Interests.........................  9

                                 ARTICLE IV.
                     MEANS FOR IMPLEMENTATION OF THE PLAN

            A.  Continued Corporate Existence..............................  9
            B.  Articles of Incorporation and By-Laws......................  9
            C.  Directors And Officers..................................... 10
            D.  Revesting Of Assets........................................ 10
            E.  Creditors' Committee....................................... 10
            F.  Substantial Contribution Compensation And
                  Expenses Bar Date........................................ 10
            G.  Cancellation of Existing Agreements........................ 10
            H.  Securities To Be Issued In Connection With
                  The Plan................................................. 10
            I.  Effectuating Documents; Further Transactions............... 11

                                  ARTICLE V.
                     ACCEPTANCE OR REJECTION OF THE PLAN;
               EFFECT OF REJECTION BY IMPAIRED CLASS OF CLAIMS

            A.  Classes Entitled To Vote................................... 11
            B.  Class Acceptance Requirement............................... 11
            C.  Cramdown................................................... 11

                                 ARTICLE VI.
                      PRESERVATION OF LITIGATION CLAIMS

            A.  Retained Litigation Claims................................. 11
            B.  Preservation of Insurance.................................. 12

                                 ARTICLE VII.
                      PROVISIONS GOVERNING DISTRIBUTIONS

            A.  Date Of Distributions...................................... 12
            B.  Interest On Claims......................................... 12
            C.  Disbursing Agent........................................... 12
            D.  Means Of Cash Payment...................................... 12
            E.  Delivery Of Distributions.................................. 12
            F.  Purchase of New RHI Debentures by UM&M..................... 13

                                ARTICLE VIII.
           TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

            A.  Rejection of Executory Contracts And
                  Unexpired Leases......................................... 13
            B.  Bar Date For Rejection Damages............................. 13

                                 ARTICLE IX.
                             CONDITIONS PRECEDENT

            A.  Conditions To Confirmation................................. 13
            B.  Conditions To Consummation................................. 14
            C.  Waiver Of Conditions To Confirmation And
                  Consummation............................................. 14

                                  ARTICLE X.
                    PROCEDURES FOR RESOLVING AND TREATING
                        DISPUTED AND CONTINGENT CLAIMS

            A.  Objection Deadline......................................... 14
            B.  No Distributions Pending Allowance......................... 15
            C.  Distribution Reserve....................................... 15
            D.  Distributions After Allowance.............................. 15

                                 ARTICLE XI.
                         MODIFICATIONS AND AMENDMENTS

                                 ARTICLE XII.
                          RETENTION OF JURISDICTION

                                 ARTICLE XIII.
                          COMPROMISES AND SETTLEMENTS

            A.  Compromise of PBGC Claims.................................. 17
            B.  Compromise of CIT Claim.................................... 17

                                 ARTICLE XIV.
                           MISCELLANEOUS PROVISIONS

            A.  Setoffs.................................................... 17
            B.  Withholding And Reporting Requirements..................... 17
            C.  Discharge Of RHI........................................... 17
            D.  Exculpation And Limitation Of Liability.................... 18
            E.  Binding Effect............................................. 18
            F.  Withdrawal Or Non-Consummation............................. 18
            G.  Indemnification Obligations................................ 18
            H.  Term Of Injunctions Or Stays............................... 19
            I.  No Liability for Certain Tax Claims........................ 19
            J.  Administrative Claims Bar Date............................. 19
            K.  Notices.................................................... 19
            L.  Governing Law.............................................. 20



                                 EXHIBIT LIST

Exhibit A:        Amended Articles Of Incorporation And By-Laws

Exhibit B:        Description of New RHI Debentures

Exhibit C:        Holders of Class 3 General Unsecured Claims
                  Deemed Not To Be Trade Creditors

Exhibit D:        PBGC Agreement

Exhibit E:        CIT Agreement



                                INTRODUCTION

      Reunited Holdings, Inc. ("RHI"), formerly Victoria Creations, Inc. ("VCI"), debtor and debtor-in-possession in the above-captioned Chapter 11 reorganization case, proposes this amended and restated reorganization plan (as may be further amended, the "Plan") for the resolution of its outstanding creditor claims and equity interests. Reference is made to the Disclosure Statement (defined below) for results of operations, projections for future operations, risk factors, a summary and analysis of the Plan, and certain related matters.

      All holders of Claims are encouraged to read the Plan and the Disclosure Statement in their entirety before voting to accept or reject the Plan. Subject to the restrictions on modifications set forth in section 1127 of the Bankruptcy Code and those restrictions on modifications set forth in Article XI of the Plan, RHI reserves its right to alter, amend or modify the Plan one or more times before its substantial consummation.


                                  ARTICLE I.
        DEFINITIONS, RULES OF INTERPRETATION, AND COMPUTATION OF TIME

A.  Scope Of Definitions

      For purposes of this Plan, except as expressly provided or unless the context otherwise requires, all capitalized terms not otherwise defined shall have the meanings ascribed to them in Article I of the Plan. Any term used in the Plan that is not defined herein, but is defined in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning ascribed to that term in the Bankruptcy Code or the Bankruptcy Rules. Whenever the context requires, such terms shall include the plural as well as the singular number, the masculine gender shall include the feminine, and the feminine gender shall include the masculine.

B.  Definitions

      1.1 "Administrative Claim" means a Claim for payment of an administrative expense of a kind specified in section 503(b) of the Bankruptcy Code and entitled to priority pursuant to section 507(a)(1) of the Bankruptcy Code, including, but not limited to, the actual, necessary costs and expenses, incurred after the Petition Date, of preserving the Estate and operating the business of RHI, including wages, salaries, commissions, or other employment-related expenses for services rendered after the commencement of the Chapter 11 Case, Professional Fees, and all fees and charges assessed against the Estate under chapter 123 of title 28, United States Code.

      1.2 "Allowed Claim" means a Claim or any portion thereof (a) that has been allowed by a Final Order, (b) either (x) that is Scheduled, other than a Claim that is Scheduled at zero or as disputed, contingent, or unliquidated, or (y) for which a proof of Claim has been timely filed with the Bankruptcy Court pursuant to the Bankruptcy Code, any Final Order of the Bankruptcy Court, and as to which either (i) no objection to its allowance has been filed within the periods of limitation fixed by the Bankruptcy Code or by any Final Order of the Bankruptcy Court or (ii) any objection to its allowance has been settled or withdrawn, or has been denied by a Final Order, or (c) that is expressly allowed in the Plan.

      1.3 "Allowed Class...Claim" means an Allowed Claim in the particular Class described.

      1.4 "Allowed Class...Interest" means an Interest in the particular Class described (a) that has been allowed by a Final Order, (b) either (x) that is Scheduled or (y) for which a proof of interest has been timely filed with the Bankruptcy Court pursuant to the Bankruptcy Code, any Final Order of the Bankruptcy Court, or other applicable bankruptcy law, and as to which either (i) no objection to its allowance has been filed within the periods of limitation fixed by the Bankruptcy Code or by any Final Order of the Bankruptcy Court or (ii) any objection to its allowance has been settled or withdrawn, or has been denied by a Final Order, or (c) that is expressly allowed in the Plan.

      1.5 "Amended Articles of Incorporation and By-laws" means Reorganized RHI's articles of incorporation and by-laws in effect under the laws of the State of Rhode Island, as amended by the Plan, in substantially the form annexed hereto as Exhibit A.

      1.6 "Ballot" means each of the forms that will be distributed with the Disclosure Statement to holders of Claims in Classes that are impaired under the Plan and entitled to vote under Article V.A. hereof in connection with the solicitation of acceptances of the Plan.

      1.7 "Bankruptcy Code" means title 11 of the United States Code, 11 U.S.C. ss.ss. 101-1330, as in effect on the date hereof.

      1.8 "Bankruptcy Court" means the Bankruptcy Court of the United States District Court for the Southern District of New York or such other court as may have jurisdiction over the Chapter 11 Case.

      1.9 "Bankruptcy Rules" means the Federal Rules of Bankruptcy Procedure and the Official Bankruptcy Forms, as amended, the Federal Rules of Civil Procedure, as amended, as applicable to the Chapter 11 Case or proceedings therein, and the Local Rules of the Bankruptcy Court, as applicable to the Chapter 11 Case or proceedings therein, as the case may be.

      1.10 "Business Day" means any day, excluding Saturdays, Sundays, and legal holidays, on which commercial banks are open for business in New York, New York.

      1.11 "Cash" means legal tender of the United States or its equivalent.

      1.12 "Chapter 11 Case" means the Chapter 11 case of Victoria Creations, Inc., now known as Reunited Holdings, Inc., pending in the Bankruptcy Court and bearing case number 96-40940 (AJG).

      1.13 "CIT" means The CIT Group/Commercial Services, Inc., a New York Corporation, located at 1211 Avenue of the Americas, New York, New York 10036.

      1.14 "CIT Claim" means the claim, evidenced by proof of Claim number 0029, filed against RHI by CIT in the amount of $30,000,000, based on VCI's purported guaranty of UM&M's obligations to CIT under the CIT Note.

      1.15 "CIT Note" means the 5% Subordinated Note due June 30, 2019, in the principal amount of $30,000,000, given by UM&M to CIT.

      1.16 "Claim" means a claim against RHI, whether or not asserted, as defined in section 101(5) of the Bankruptcy Code.

      1.17 "Class" means a category of holders of Claims or holders of Interests described in Article II hereof.

      1.18 "Class 3 Cash" means the Cash to be paid to holders of Allowed Class 3 General Unsecured Claims on the Distribution Date or as soon thereafter as practicable, in accordance with Articles III.C., VII, and X hereof.

      1.19 "Class 4 Cash" means the Cash to be paid to the holder of the Allowed Class 4 Subordinated Claim on the Distribution Date or as soon thereafter as practicable, in accordance with Articles III.C., VII, and X hereof; provided, however, that the aggregate amount of Class 4 Cash to be distributed under the Plan shall be equal to the Pro Rata share of Class 3 Cash that would otherwise be payable to the holder of the Allowed Class 4 Subordinated Claim if such Claim were instead an Allowed Class 3 General Unsecured Claim.

      1.20 "Confirmation Date" means the date the Confirmation Order is entered.

      1.21 "Confirmation Order" means the order, entered by the Bankruptcy Court, confirming the Plan.

      1.22 "Confirmation Hearing" means the hearing to consider confirmation of the Plan under section 1128 of the Bankruptcy Code.

      1.23 "Committee" means the creditors' committee appointed by the United States Trustee in this Chapter 11 Case on March 5, 1996, to represent unsecured creditors of RHI, as such committee may be constituted from time to time.

      1.24 "Common Stock" means the issued and outstanding shares of RHI common stock, par value $0.01 per share, as of the Petition Date.

      1.25 "Common Stock Interest" means the rights of a holder and owner of issued and outstanding shares of Common Stock.

      1.26 "Consummation Date" means the Business Day on which all conditions to the consummation of the Plan set forth in Article IX.B. hereof have been satisfied or waived as provided in Article IX.C. hereof.

      1.27 "Cure" means the distribution of Cash, or such other property as may be agreed upon by the parties and ordered by the Bankruptcy Court after notice to the Committee, with respect to the assumption of an executory contract or unexpired lease, pursuant to section 365(b) of the Bankruptcy Code, in an amount equal to all unpaid monetary obligations, without interest, or such other amount as may be agreed upon by the parties, under such executory contract or unexpired lease, to the extent such obligations are enforceable under the Bankruptcy Code and applicable non-bankruptcy law.

      1.28 "Disallowed Claim" means (a) a Claim, or any portion thereof, that has been disallowed by a Final Order, (b) a Claim that is Scheduled at zero or as contingent, disputed, or unliquidated and as to which no proof of Claim has been filed or deemed timely filed with the Bankruptcy Court pursuant to either the Bankruptcy Code or any Final Order of the Bankruptcy Court, or (c) a Claim that has not been scheduled and as to which no proof of Claim has been filed or deemed timely filed with the Bankruptcy Court pursuant to either the Bankruptcy Code or any Final Order of the Bankruptcy Court.

      1.29 "Disbursing Agent" means the party designated by RHI and consented to by the Committee to serve as a disbursing agent under Article VII of the Plan. The Disbursing Agent will be chosen by RHI on or before the Confirmation Date.

      1.30 "Disclosure Statement" means the written disclosure statement relating to the Plan and approved by the Bankruptcy Court, as such disclosure statement may be amended, modified, or supplemented from time to time.

      1.31 "Disputed Claim" means a Claim or any portion thereof that is neither an Allowed Claim nor a Disallowed Claim.

      1.32 "Distribution Date" means the date, occurring as soon as practicable after the Consummation Date, upon which the first distributions are made to holders of Allowed Claims in accordance with Article III hereof; provided, however, that in no event shall the Distribution Date occur later than thirty (30) days after the Consummation Date, unless otherwise ordered by the Bankruptcy Court.

      1.33 "Distribution Reserve" means the amount of Cash, New RHI Debentures, or other property that would have been distributed on the Distribution Date to holders of (A) Disputed Claims, (B) contingent liquidated Claims, if such Claims had been undisputed or noncontingent Claims on the Distribution Date, pending (i) the allowance of such Claims,
(ii) the estimation of such Claims for purposes of allowance or (iii) the realization of the contingencies, and (C) unliquidated Claims, if such Claims had been liquidated on the Distribution Date, such amounts to be estimated by the Bankruptcy Court or agreed upon by RHI and the Committee as sufficient to satisfy such unliquidated Claim upon such Claim's (i) allowance, or (ii) estimation for purposes of allowance or (iii) liquidation, pending the occurrence of such estimation or liquidation.

      1.34 "Estate" means the estate of RHI in its Chapter 11 Case, pursuant to section 541 of the Bankruptcy Code.

      1.35 "Face Amount" means, (a) when used in reference to a Disputed or Disallowed Claim, the full stated amount claimed by the holder of such Claim in any proof of Claim timely filed with the Bankruptcy Court or otherwise deemed timely filed by any Final Order of the Bankruptcy Court or other applicable bankruptcy law, and (b) when used in reference to an Allowed Claim, the allowed amount of such Claim.

      1.36 "Final Order" means an order or judgment, the operation or effect of which has not been stayed, reversed, or amended and as to which order or judgment (or any revision, modification, or amendment thereof) the time to appeal or to seek review or rehearing has expired and as to which no appeal or petition for review or rehearing was filed or, if filed, remains pending.

      1.37 "Fiscal Year" means, with respect to RHI, the fiscal year ending June 30th of each year, or such other fiscal year as RHI may designate.

      1.38 "Foothill" means Foothill Capital Corporation, a California corporation, located at 11111 Santa Monica Boulevard, Suite 1500, Los Angeles, California 90025.

      1.39 "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, 26 U.S.C. ss.ss. 1-9722.

      1.40 "New RHI Debentures" means the 3 1/2% Subordinated Debentures due March 31, 2022 of Reorganized RHI, to be issued and distributed pursuant to the Article III.C. of the Plan on the Distribution Date, or as soon thereafter as practicable, as more fully described in the annexed Exhibit B.

      1.41 "Other Priority Claim" means a Claim entitled to priority pursuant to section 507(a) of the Bankruptcy Code other than a Priority Tax Claim or an Administrative Claim.

      1.42 "PBGC" means the Pension Benefit Guaranty Corporation, a wholly-owned United States government corporation created under Title IV of ERISA.

      1.43 "PBGC Claims" means, collectively, the claims, evidenced by proofs of Claim numbers 1152, 1153, and 1154, filed against RHI by the PBGC in an aggregate amount in excess of $44,486,078, based on VCI's purported joint and several liability for UM&M's obligations to the PBGC.

      1.44 "Person" means an individual, corporation, partnership, joint venture, association, joint stock company, trust, estate, unincorporated organization, or other entity.

      1.45 "Petition Date" means February 22, 1996, the date on which RHI filed its petition for reorganization commencing the Chapter 11 Case.

      1.46 "Priority Tax Claim" means a Claim entitled to priority pursuant to section 507(a)(8) of the Bankruptcy Code.

      1.47 "Professional Fees" means a Claim of a professional, retained in the Chapter 11 Case pursuant to sections 327 and 1103 of the Bankruptcy Code or otherwise, for compensation or reimbursement of costs and expenses relating to services incurred prior to and including Confirmation, when and to the extent any Claim described above is approved by a Final Order entered pursuant to sections 330, 503(b), or 1103 of the Bankruptcy Code.

      1.48 "Pro Rata" means, at any time, the proportion that the Face Amount of a Claim in a particular Class bears to the aggregate Face Amount of all Claims (including Disputed Claims, but excluding Disallowed Claims) in such Class, unless the Plan provides otherwise.

      1.49 "Reinstated" or "Reinstatement" means leaving unaltered the legal, equitable, and contractual rights to which a Claim entitles the holder of such Claim so as to leave such Claim unimpaired in accordance with section 1124 of the Bankruptcy Code, thereby entitling the holder of such Claim to, but not more than, (a) reinstatement of the original maturity of the obligations on which such Claim is based and (b) payment, as provided herein, of an amount of Cash consisting solely of the sum of
(i) matured but unpaid principal installments, without regard to any acceleration of maturity, accruing prior to the Consummation Date, (ii) accrued but unpaid interest as of the Petition Date, and (iii) reasonable fees, expenses, and charges, to the extent such fees, expenses, and charges are allowed under the Bankruptcy Code and are provided for in the agreement or agreements on which such Claim is based; provided, however, that any contractual right that does not pertain to the payment when due of principal and interest on the obligation on which such Claim is based, including, but not limited to, financial covenant ratios, negative pledge covenants, covenants or restrictions on merger or consolidation, and affirmative covenants regarding corporate existence prohibiting certain transactions or actions contemplated by the Plan, or conditioning such transactions or actions on certain factors, shall not be reinstated in order to accomplish Reinstatement.

      1.50 "Reorganized RHI" means reorganized RHI organized on and after the Consummation Date under the laws of the State of Rhode Island.

      1.51 "RHI" means Reunited Holdings, Inc., a Rhode Island corporation, formerly Victoria Creations, Inc., and an approximately 80% owned subsidiary of UM&M. With respect to any and all events occurring on or before July 1, 1996, RHI also means VCI.

      1.52 "Scheduled" means, with respect to any Claim or Interest, the status and amount, if any, of such Claim or Interest as set forth in the Schedules.

      1.53 "Schedules" means (a) the schedules of assets and liabilities and the statements of financial affairs filed with the Bankruptcy Court by RHI on April 29, 1996, and (b) the list of equity security holders filed with the Bankruptcy Court on April 3, 1996, as such schedules, statements and lists have been or may be further amended or supplemented from time to time in accordance with Fed. R. Bankr. P. 1009.

      1.54 "Secured Claim" means a Claim, other than a Setoff Claim, (a) secured by a security interest in or lien upon property of the Estate to the extent of the value, as of the Consummation Date, or such later date as is established by the Bankruptcy Court, of such interest or lien as determined by a Final Order of the Bankruptcy Court pursuant to section 506 of the Bankruptcy Code or as otherwise agreed upon in writing by RHI and the holder of such Claim, subject to the approval of the Bankruptcy Court.

      1.55 "Setoff Claim" means a Claim of a holder of a Claim who has a valid right of setoff with respect to such Claim, which right is enforceable under section 553 of the Bankruptcy Code as determined by a Final Order or as otherwise agreed upon by RHI and the holder of such Claim, to the extent of the amount subject to such right of setoff.

      1.56 "Subordinated Claims" means the intercompany Allowed Claims of UM&M against RHI, in the aggregate Face Amount of $15,330,966 (i) which, pursuant to Section 7(g) of the Amended and Restated Asset Purchase Agreement dated as of May 31, 1996 among Victoria Acquisition Group, Inc. and Victoria Creations, Inc., UM&M agreed would be subordinated in right of payment to the Allowed Claims of VCI's trade creditors, and (ii) $5,000,000 of which UM&M has agreed to forgive in connection with its retention of an approximately 79% ownership interest in RHI.

      1.57 "Substantial Consummation" means the (a) transfer of all or substantially all of the property proposed by the Plan to be transferred,
(b) assumption by Reorganized RHI of the business or of the management of all or substantially all of the property dealt with by the Plan, and (c) substantial distribution of the property proposed by the Plan to be distributed thereunder, as recognized by the Committee or by order of the Bankruptcy Court..

      1.58 "Substantial Consummation Date" means the date on which Substantial Consummation of the Plan occurs.

      1.59 "UM&M" means United Merchants and Manufacturers, Inc., debtor and debtor-in-possession in Chapter 11 Case No. 96-40941 (AJG) pending in the Bankruptcy Court, and the approximately 80% owner of RHI.

      1.60 "Unsecured Claim" means a Claim that is not an Administrative Claim, Priority Tax Claim, Other Priority Claim, or Secured Claim.

      1.61 "VCI" means Victoria Creations, Inc., debtor and debtor-in-possession in Chapter 11 Case No. 96-40940 (AJG) pending in the Bankruptcy Court, subsequently renamed RHI.

C.  Rules Of Interpretation

      For purposes of the Plan (a) any reference in the Plan to a contract, instrument, release, indenture, or other agreement or documents being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions, (b) any reference in the Plan to an existing document or exhibit filed or to be filed means such document or exhibit as it may have been or may be amended, modified, or supplemented, (c) unless otherwise specified, all references in the Plan to Articles, Schedules, and Exhibits are references to Articles, Schedules, and Exhibits of or to the Plan, (d) the words "herein" and "hereto" refer to the Plan in its entirety rather than to a particular portion of the Plan, (e) captions and headings to Articles are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan, and
(f) the rules of construction set forth in section 102 of the Bankruptcy Code and in the Bankruptcy Rules shall apply.

D.  Computation Of Time

      In computing any period of time prescribed or allowed by the Plan, unless otherwise expressly provided, the provisions of Fed. R. Bankr. P. 9006(a) shall apply.

                                 ARTICLE II.
                    CLASSIFICATION OF CLAIMS AND INTERESTS

A.  Introduction

      All Claims and Interests, except Administrative Claims and Priority Tax Claims, are placed in the Classes set forth below. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims, as described below, have not been classified.

      A Claim or Interest is placed in a particular Class only to the extent that the Claim or Interest falls within the description of that Class, and is classified in other Classes to the extent that any portion of the Claim or Interest falls within the description of such other Classes. A Claim or Interest is also placed in a particular Class for the purpose of receiving distributions pursuant to the Plan only to the extent that such Claim or Interest is an Allowed Claim in that Class and such Claim or Interest has not been paid, released, or otherwise settled prior to the Consummation Date.

B.  Unclassified Claims (not entitled to vote on the Plan)

      1.  Administrative Claims

      2.  Priority Tax Claims

C.  Impaired Classes Of Claims (entitled to vote on the Plan)

      1.  Class 1:  Other Priority Claims

      Class 1 consists of all Other Priority Claims.

      2.  Class 2:  Secured Claims

      Class 2 consists of all Claims against RHI, if any, secured by a security interest in or lien upon property in which the Estate has an interest.

      3.  Class 3:  General Unsecured Claims

      Class 3 consists of all Unsecured Claims.

      4.  Class 4:  Subordinated Claims

      Class 4 consists of all Subordinated Claims.

      D. Unimpaired Class Of Interests (not entitled to vote on the Plan)

      Class 5:  Common Stock Interests

      Class 5 consists of all Common Stock Interests.

                                 ARTICLE III.
                      TREATMENT OF CLAIMS AND INTERESTS

A.  Unclassified Claims

      1.  Administrative Claims

      On the Distribution Date, or as soon thereafter as practicable, a holder of an Allowed Administrative Claim shall receive in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Administrative Claim (a) Cash equal to the unpaid portion of such Allowed Administrative Claim, or (b) such other treatment as to which RHI and such holder shall have agreed upon in writing; provided, however, that Allowed Administrative Claims with respect to liabilities incurred by RHI in the ordinary course of its business during the Chapter 11 Case shall be paid in the ordinary course of business in accordance with the terms and conditions of any agreements relating thereto.

      2.  Priority Tax Claims

      On the Distribution Date, or as soon thereafter as practicable, a holder of an Allowed Priority Tax Claim shall be entitled to receive in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Priority Tax Claim (a) deferred Cash payments in an aggregate principal amount equal to the amount of such Allowed Priority Tax Claim plus interest on the unpaid portion thereof at the rate of five (5) percent per annum from the Consummation Date through the date of payment thereof, or (b) such other treatment as to which RHI and such holder shall have agreed upon in writing, with the approval of the Bankruptcy Court. If deferred Cash payments are made to a holder of an Allowed Priority Tax Claim, payments of principal shall be made in annual installments, each such installment amount being equal to 10 percent of such Allowed Priority Tax Claim plus accrued and unpaid interest, with the first payment to be due on the Distribution Date, and subsequent payments to be due on the anniversary of the first payment date or as soon thereafter as is practicable; provided, however, that any installments remaining unpaid on the date that is six years after the date of assessment of the tax that is the basis for the Allowed Priority Tax Claim shall be paid on the first Business Day following such date, together with any accrued and unpaid interest to the date of payment; and provided, further, that RHI reserves the right to pay any Allowed Priority Tax Claim, or any remaining balance of any Allowed Priority Tax Claim, in full at any time on or after the Consummation Date without premium or penalty; and provided, further, that no holder of an Allowed Priority Tax Claim shall be entitled to any payments on account of any pre-Consummation interest accrued or penalty arising on or after the Petition Date with respect to or in connection with such Allowed Priority Tax Claim.

B.  Impaired Classes Of Claims

      1.  Class 1:  Other Priority Claims

      On the Distribution Date, or as soon thereafter as practicable, a holder of an Allowed Class 1 Other Priority Claim shall receive in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Class 1 Other Priority Claim (a) Cash equal to the amount of such Allowed Class 1 Other Priority Claim or (b) such other treatment as to which RHI and such holder shall have agreed upon in writing.

      2.  Class 2:  Secured Claims

      On the Distribution Date, or as soon thereafter as practicable, a holder of an Allowed Class 2 Secured Claim, in full satisfaction, settlement, release, and discharge of, and in exchange for, such Allowed Class 2 Secured Claim, shall, in the sole discretion of RHI, (i) upon abandonment by RHI receive the property securing such Allowed Class 2 Secured Claim, (ii) receive deferred cash payments totalling at least the amount of such Allowed Class 2 Secured Claim, of a value, as of the Consummation Date, of at least the value of such holder's interest in the Estate's interest in the property securing such Allowed Class 2 Secured Claim, (iii) receive payments or liens amounting to the indubitable equivalent of the value of such holder's interest in the Estate's interest in the property securing the Allowed Class 2 Secured Claim, (iv) be Reinstated, or (iii) receive such other treatment as to which RHI and the holder shall have agreed upon in writing as announced prior to or at the Confirmation Hearing.

      3.  Class 3:  General Unsecured Claims

      On the Distribution Date, or as soon thereafter as practicable, a holder of an Allowed Class 3 General Unsecured Claim, in full satisfaction, settlement, release, and discharge of, and in exchange for, such Allowed Class 3 General Unsecured Claim, shall receive, (x) its Pro Rata share of Class 3 Cash and (y) a New RHI Debenture in principal amount equal to (i) the Face Amount of such holder's Allowed Class 3 General Unsecured Claim, minus (ii) the Pro Rata share of Class 3 Cash distributed to such holder in such initial distribution of Class 3 Cash.

      4.  Class 4:  Subordinated Claims

      On the Distribution Date, or as soon thereafter as practicable, the holder of the Allowed Class 4 Subordinated Claim, in full satisfaction, settlement, release, and discharge of, and in exchange for, such Allowed Class 4 Subordinated Claim, shall receive (x) the Class 4 Cash and (y) a New RHI Debenture in principal amount equal to (i) the Face Amount of such holder's Allowed Class 4 Subordinated Claim, minus (ii) the Class 4 Cash distributed to such holder in such initial distribution of Class 4 Cash; provided, however, that the Class 4 Cash shall be used by such holder only for the purposes and in the manner described in Article VII.F. hereof.

C.  Unimpaired Class Of Interests

      Class 5:  Common Stock Interests

      A holder of an Allowed Class 5 Common Stock Interest shall retain such Interest, in the proportionate and equivalent amount as held on the Confirmation Date, which, on the Consummation Date, shall become a proportionate and equivalent interest in Reorganized RHI.

                                 ARTICLE IV.
                     MEANS FOR IMPLEMENTATION OF THE PLAN

A.  Continued Corporate Existence

      RHI will continue to exist as a separate corporate entity in accordance with the laws of Rhode Island and pursuant to the articles of incorporation and by-laws in effect prior to the Consummation Date, except to the extent such articles of incorporation and by-laws are amended under this Plan.

B.  Articles of Incorporation and By-Laws

      The articles of incorporation and by-laws of RHI will be amended as necessary to satisfy the provisions of the Plan and the Bankruptcy Code. The Amended Articles of Incorporation shall include, among other things, pursuant to section 1123(a)(6) of the Bankruptcy Code, a provision prohibiting the issuance of non-voting equity securities.

C.  Directors And Officers

      The directors and officers of RHI before the Consummation Date shall serve as the initial directors and officers of Reorganized RHI after the Consummation Date. Not later than 60 days after the Consummation Date, or as soon thereafter as practicable, Reorganized RHI shall conduct a shareholders' meeting, at which time the term of the current board of directors shall expire and the shareholders shall elect a new board of directors for Reorganized RHI. The board of directors of Reorganized RHI shall have the responsibility for the management, control, and operation of Reorganized RHI on and after the Consummation Date.

D.  Revesting Of Assets

      Pursuant to section 1141(b) of the Bankruptcy Code, the property of the Estate, and any property of RHI that is not property of the Estate and that is not specifically disposed of pursuant to the Plan, shall revest in RHI on the Confirmation Date. Thereafter, RHI may operate its business and may use, acquire, and dispose of property free of any restrictions of the Bankruptcy Code, the Bankruptcy Rules, and the Bankruptcy Court. As of the Confirmation Date, all property of RHI shall be free and clear of all Claims and Interests, including liens and security interests, except as specifically provided in the Plan or in the Confirmation Order. Without limiting the foregoing, RHI may, without application to or approval by the Bankruptcy Court, pay professional fees and expenses that it may incur after the Confirmation Date.

E.  Creditors' Committee

      The Committee will cease to exist after the Substantial Consummation Date, except to the extent necessary to (i) monitor RHI's compliance with its obligations hereunder, (ii) perform all acts expressly provided for herein, and (iii) to the extent the Committee has previously done so, continue the prosecution or defense of pending motions, applications or adversary proceedings, or any appeal therefrom.

F.  Substantial Contribution Compensation And Expenses Bar Date

      Any person or entity who requests compensation or expense reimbursement for making a substantial contribution in the Chapter 11 Case pursuant to section 503(b)(3),(4), and (5) of the Bankruptcy Code must file a request with the clerk of the Bankruptcy Court, on or before 5:00 p.m. Eastern Standard Time on March 31, 1997, (the "Substantial Contribution Bar Date") and serve such application on counsel for RHI, counsel for the Committee, and as otherwise required by the Bankruptcy Court on or before the Substantial Contribution Bar Date or be forever barred from seeking such compensation or expense reimbursement.

G.  Cancellation of Existing Agreements

      On the Consummation Date, except as otherwise provided for herein,
(i) any note, bond, indenture, or other instrument or document evidencing or creating any indebtedness or obligation of RHI, except such notes or other instruments evidencing indebtedness or obligations of RHI that are Reinstated under the Plan, shall be canceled, and (ii) the obligations of RHI under any agreements, indentures or certificates of designations governing any such note, bond, indenture or other instrument or document evidencing or creating any indebtedness or obligation of RHI, except such notes or other instruments evidencing indebtedness or obligations of RHI that are Reinstated under the Plan, as the case may be, shall be discharged.

H.  Securities To Be Issued In Connection With The Plan

      On or before the Distribution Date, Reorganized RHI shall issue for distribution in accordance with the provisions of the Plan the New RHI Debentures required for distribution pursuant to the provisions of the Plan. The principal terms of the New RHI Debentures are summarized in Exhibit B hereto and incorporated herein by reference.

I.  Effectuating Documents; Further Transactions

      The Chairman of the Board of Directors, the President, the Chief Executive Officer, the Chief Financial Officer, or any other appropriate officer of RHI, shall be authorized to execute, deliver, file, or record such contracts, instruments, releases, indentures, and other agreements or documents, and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. The Secretary or Assistant Secretary of RHI shall be authorized to certify or attest to any of the foregoing actions, if necessary.

                                  ARTICLE V.
                     ACCEPTANCE OR REJECTION OF THE PLAN;
               EFFECT OF REJECTION BY IMPAIRED CLASS OF CLAIMS

A.  Classes Entitled To Vote

      Each impaired Class that will (or may) receive or retain property or an interest in property under the Plan shall be entitled to vote to accept or reject the Plan. Each unimpaired Class of Claims or Interests shall be deemed to have accepted the Plan and shall not be entitled to vote to accept or reject the Plan.

B.  Class Acceptance Requirement

      Under section 1126(c) of the Bankruptcy Code, an impaired Class of Claims has accepted the Plan if the holders of at least two-thirds (2/3) in dollar amount and more than one-half (1/2) in number of the Allowed Claims of such Class who have voted on the Plan, have voted to accept the Plan.

C.  Cramdown

      RHI hereby requests confirmation of the Plan, as it may be modified or amended from time to time, under section 1129(b) of the Bankruptcy Code, if necessary.

                                 ARTICLE VI.
                      PRESERVATION OF LITIGATION CLAIMS

A.  Retained Litigation Claims

      In accordance with section 1123(b)(3) of the Bankruptcy Code, and except as otherwise provided herein, Reorganized RHI shall retain and may enforce all claims, rights of action, suits, and proceedings, whether in law or in equity, whether known or unknown, that RHI or the Estate may hold against any entity; provided, however, that, notwithstanding the foregoing, RHI shall waive, effective upon the Confirmation Date, any and all rights that RHI or the Estate may hold against any entity to enforce claims, rights of action, suits, and proceedings, whether known or unknown, under section 547 of the Bankruptcy Code. Reorganized RHI or any of its successors may pursue such retained litigation claims in accordance with the best interests of Reorganized RHI or its successors who hold such rights of action. All proceeds from recoveries on such litigation, including without limitation causes of action under sections 544, 545, and 548 of the Bankruptcy Code, will be paid to holders of Allowed Class 3 General Unsecured Claims until such holders have received 100% of their Allowed Class 3 General Unsecured Claims. Any surplus will remit to the working capital of Reorganized RHI, to be used, to the extent necessary, for the payment of reorganization expenses and current operations.

B.  Preservation of Insurance

      RHI's discharge and release from all Claims as provided herein, except as necessary to be consistent with the Plan, shall not diminish or impair the enforceability of any insurance policy that may cover Claims against RHI or any other Person. Insurance policies that have policy periods that have expired shall not be deemed to be executory contracts under the Plan and such insurance policies shall remain in full force and effect according to the terms of such policies.

                                 ARTICLE VII.
                      PROVISIONS GOVERNING DISTRIBUTIONS

A.  Date Of Distributions

      Distributions under the Plan shall be made on the Distribution Date, or as soon thereafter as practicable, except as otherwise provided for herein or ordered by the Bankruptcy Court.

B.  Interest On Claims

      Unless otherwise specifically provided for in the Plan or the Confirmation Order, or as required by applicable bankruptcy law, interest shall not accrue on Claims, and no holder of a Claim shall be entitled to interest accruing on or after the Petition Date on any Claim. Interest shall not accrue or be paid upon any Disputed Claim in respect of the period from the Petition Date to the date a final distribution is made thereon if and after such Disputed Claim becomes an Allowed Claim.

C.  Disbursing Agent

      The Disbursing Agent shall make all distributions required under this Plan. The Disbursing Agent may be required to give a bond or surety or other security for the performance of its duties, unless otherwise ordered by the Bankruptcy Court.

D.  Means Of Cash Payment

      Cash payments made pursuant to this Plan shall be in U.S. funds, by the means agreed to by the payor and the payee, including by check or wire transfer, or, in the absence of an agreement, such commercially reasonable manner as the payor shall determine in its sole discretion.

E.  Delivery Of Distributions

      Distributions to holders of Allowed Claims shall be made by the Disbursing Agent or the appropriate agent, or servicer, as the case may be,
(a) at the addresses set forth on the proofs of Claim filed by such holders (or at the last known addresses of such holders if no proof of Claim is filed or if RHI has been notified of a change of address), (b) at the addresses set forth in any written notices of address changes delivered to the Disbursing Agent after the date of any related proof of Claim, (c) at the addresses reflected in the Schedules if no proof of Claim has been filed and the Disbursing Agent has not received a written notice of a change of address. If any holder's distribution is returned to the Disbursing Agent, agent, or servicer, as undeliverable, no further distributions to such holder shall be made unless and until the Disbursing Agent or the appropriate agent, or servicer is notified of such holder's then current address, at which time all missed distributions shall be made to such holder without interest. Amounts in respect of undeliverable distributions made through the Disbursing Agent or the agent, or servicer, shall be returned to Reorganized RHI until such distributions are claimed. All claims for undeliverable distributions shall be made on or before the fifth (5th) anniversary of the Consummation Date. After such date, all unclaimed property shall revert to Reorganized RHI and the claim of any holder or successor to such holder with respect to such property shall be discharged and forever barred.

F.   Purchase of New RHI Debentures by UM&M

      UM&M shall use the Class 4 Cash distributed to it on account of its Allowed Class 4 Subordinated Claim to purchase, at par value, on a Pro Rata basis, the New RHI Debentures issued pursuant to Article III.C. hereof to those holders of Allowed Class 3 General Unsecured Claims which, prior to the Petition Date and continuing thereafter, provided goods or services to RHI in the ordinary course of business on usual and customary trade terms and conditions (the "Trade Creditors"); provided, however, that any surplus of Class 4 Cash remaining after UM&M has purchased 100% of the New RHI Debentures issued to Trade Creditors shall remit to the working capital of UM&M.

      The determination as to which holders of Allowed Class 3 General Unsecured Claims are deemed not to be Trade Creditors has been made by UM&M and RHI, after consultation with the Committee. A list of such holders, i.e., holders deemed not to be Trade Creditors, is annexed hereto as Exhibit C.

                                ARTICLE VIII.
            TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

A.  Rejection of Executory Contracts And Unexpired Leases

      Unless assumed by order of the Bankruptcy Court entered on or before Confirmation, all executory contracts and unexpired leases of RHI shall be deemed automatically rejected on the Confirmation Date. The Confirmation Order shall constitute an order of the Bankruptcy Court approving such rejections, pursuant to section 365(a) of the Bankruptcy Code.

B.  Bar Date For Rejection Damages

      If the rejection by RHI, pursuant to the Plan, of an executory contract or unexpired lease results in a Claim, which is not theretofore evidenced by a timely filed proof of Claim or a proof of Claim that is deemed to be timely filed under applicable law, then such Claim shall be forever barred and shall not be enforceable against RHI or Reorganized RHI or the properties of either of them unless a proof of Claim is filed with the clerk of the Bankruptcy Court and served upon counsel to RHI within thirty (30) days after service of the earlier of (i) notice of the Confirmation Order, or (ii) other notice that the executory contract or unexpired lease has been rejected.

                                 ARTICLE IX.
                             CONDITIONS PRECEDENT

A.  Conditions To Confirmation

      The following are conditions precedent to confirmation of the Plan that must be satisfied unless waived in accordance with Article IX.C. of the Plan:

      1. The Confirmation Order shall be in form and substance reasonably acceptable to RHI and the Committee.

      2.    The PBGC Agreement shall be approved by the Bankruptcy
      Court.

      3.    The CIT Agreement shall be approved by the Bankruptcy
      Court.

B.  Conditions To Consummation

      The following are conditions precedent to the occurrence of the Consummation Date, each of which must be satisfied unless waived in accordance with Article IX.C. of the Plan:

      1. Confirmation will have occurred and the Confirmation Order shall, among other things, provide that:

      a. The provisions of the Confirmation Order are nonseverable and mutually dependent;

      b. The transfers of property by RHI (a) to Reorganized RHI (i) are or shall be legal, valid, and effective transfers of property,
      (ii) vest or shall vest Reorganized RHI with good title to such property free and clear of all liens, charges, Claims, encumbrances, or interests, except as expressly provided in the Plan or Confirmation Order, (iii) do not and shall not constitute avoidable transfers under the Bankruptcy Code or under applicable bankruptcy or nonbankruptcy law, and (iv) do not and shall not subject Reorganized RHI to any liability by reason of such transfer under the Bankruptcy Code or under applicable nonbankruptcy law, including, without limitation, any laws affecting successor or transferee liability, and (b) to holders of Claims and holders of Interests under the Plan are for good consideration and value and are in the ordinary course of RHI's business;

      c. Except as expressly provided in the Plan, RHI is discharged effective on the Confirmation Date from any "debt" (as that term is defined in section 101(12) of the Bankruptcy Code), and RHI's liability in respect thereof is extinguished completely, whether reduced to judgment or not, liquidated or unliquidated, contingent or noncontingent, asserted or unasserted, fixed or unfixed, matured or unmatured, disputed or undisputed, legal or equitable, or known or unknown, or that arose from any agreement of RHI that has either been assumed or rejected in the Chapter 11 Case or pursuant to the Plan, or obligation of RHI incurred before Confirmation, or from any conduct of RHI prior to Confirmation, or that otherwise arose before Confirmation, including, without limitation, all interest, if any, on any such debts, whether such interest accrued before or after the Petition Date;

      d. The Plan does not provide for the liquidation of all or substantially all of the property of RHI and its confirmation is not likely to be followed by the liquidation of Reorganized RHI or the need for further financial reorganization;

      e. No request for revocation of the Confirmation Order under section 1144 of the Bankruptcy Code shall have been made, or, if made, shall remain pending.

C.  Waiver Of Conditions To Confirmation And Consummation

      The conditions set forth in Articles IX.A. and IX.B. of the Plan, except that condition set forth in Article IX.A.2, may be waived by RHI, with the consent of the Committee,without notice or a hearing.

                                  ARTICLE X.
                    PROCEDURES FOR RESOLVING AND TREATING
                        DISPUTED AND CONTINGENT CLAIMS

A.  Objection Deadline

      As soon as practicable, but in no event later than 90 days after the Confirmation Date (unless extended by RHI after obtaining the approval of the Bankruptcy Court), RHI, or any other applicable entity, shall file objections to Claims with the Bankruptcy Court and serve such objections upon the holders of each of the Claims to which objections are made.

B.  No Distributions Pending Allowance

      Notwithstanding any other provision of the Plan, no payments or distributions shall be made with respect to all or any portion of a Disputed Claim unless and until all objections to such Disputed Claim have been settled or withdrawn or have been determined by Final Order, and the Disputed Claim, or some portion thereof, has become an Allowed Claim.

C.  Distribution Reserve

      1. The Disbursing Agent shall withhold the Distribution Reserve from the Cash or other property to be distributed under the Plan. As to any Disputed Claim, upon a request for estimation by the Committee or RHI, the Bankruptcy Court shall determine what amount is sufficient to withhold as the Distribution Reserve. RHI may request estimation for every Disputed Claim that is unliquidated and the Disbursing Agent shall withhold the Distribution Reserve based upon the estimated amount of such Claim as set forth in a Final Order. If RHI elects not to request such an estimation from the Bankruptcy Court with respect to a Disputed Claim that is liquidated, the Disbursing Agent shall withhold the Distribution Reserve based upon the Face Amount of such Claim. Nothing in the Plan or herein shall be deemed to entitle the holder of a Disputed Claim to post-petition interest on such Claim, and such holder shall not be entitled to any such interest.

      2. If practicable, the Disbursing Agent shall invest any Cash that is withheld as the Distribution Reserve in a manner that shall yield a reasonable net return, taking into account the safety of the investment.

D.  Distributions After Allowance

      Payments and distributions from the Distribution Reserve to each holder of a Disputed Claim, to the extent that all or part of such Claim ultimately becomes an Allowed Claim, shall be made in accordance with the provisions of the Plan governing the class of Claims to which the respective holder belongs; provided, however, that until a Final Order has been entered or other final resolution has been reached with respect to every Disputed Claim, no Cash or other property held in the Distribution Reserve shall be distributed. After a Final Order has been entered, or other final resolution has been reached, with respect to each Disputed Claim, any Cash, New RHI Debentures, or other property remaining in the Distribution Reserve shall be distributed Pro Rata to holders of Allowed Class 3 Claims and Allowed Class 4 Claims.

                                 ARTICLE XI.
                         MODIFICATIONS AND AMENDMENTS

      RHI may alter, amend, or modify the Plan or any Exhibits thereto under section 1127(a) of the Bankruptcy Code at any time prior to the Confirmation Date. After the Confirmation Date and prior to substantial consummation of the Plan as defined in section 1101(2) of the Bankruptcy Code, RHI may, under section 1127(b) of the Bankruptcy Code, institute proceedings in the Bankruptcy Court to remedy any defect or omission or reconcile any inconsistencies in the Plan, the Disclosure Statement approved with respect to the Plan, or the Confirmation Order, and such matters as may be necessary to carry out the purpose and effect of the Plan so long as such proceedings do not adversely affect the treatment of holders of Claims or Interests under the Plan; provided, however, that prior notice of such proceedings shall be served in accordance with the Bankruptcy Rules or order of the Bankruptcy Court.

                                 ARTICLE XII.
                          RETENTION OF JURISDICTION

      The Bankruptcy Court shall have exclusive jurisdiction, under sections 105(a) and 1142 of the Bankruptcy Code, of all matters arising out of, and related to, the Chapter 11 Case and the Plan including, among other things, the following matters:

      a. To hear and determine any and all pending or future objections to the allowance of claims relating to events or transactions occurring on or prior to the Consummation Date;

      b. To consider and rule on the compromise and settlement of any claim against or cause of action on behalf of the Estate;

      c. To hear and determine all pending or future controversies, suits, and disputes that may arise in connection with the interpretation of the Plan or any documents intended to implement the provisions of the Plan;

      d. To hear and determine any and all applications for the allowance of compensation and reimbursement of expenses;

      e. To hear and determine, if necessary, or to estimate or liquidate any and all claims arising therefrom or from the rejection of executory contracts or unexpired leases pursuant to the Plan or otherwise;

      f. To consider any modifications of the Plan permitted by the Bankruptcy Code;

      g. To correct any defect, cure any omission or reconcile any inconsistency in the Plan, including any exhibit thereto, or in any order of the Bankruptcy Court, including the Confirmation Order, as may be necessary to carry out the purposes and intent of the Plan and to implement and effectuate the Plan;

      h. To determine such other matters as may be provided for in the Confirmation Order or other orders of the Bankruptcy Court as may be authorized under the provisions of the Bankruptcy Code or any other applicable law;

      i. To enforce all orders, judgments, injunctions, and rulings entered in the Chapter 11 case;

      j. To issue such orders as may be necessary or appropriate in aid of confirmation and to facilitate consummation of the Plan;

      k. To enter an order closing the Chapter 11 Case;

      l. To recover all assets of RHI and property of the Estate, wherever located; and

      m. To hear and determine (a) all motions, applications, adversary proceedings, and contested and litigated matters pending on the Consummation Date, and (b) all claims by or against RHI arising under the Bankruptcy Code or nonbankruptcy law, if made applicable by the Bankruptcy Code, including claims to avoid preferential or fraudulent transfers under sections 547 and 548 of the Bankruptcy Code, whether such claims are commenced before or after the Consummation Date.

                                 ARTICLE XIII.
                          COMPROMISES AND SETTLEMENTS

      Pursuant to section 1123(b)(3) of the Bankruptcy Code and Fed. R. Bankr. P. 9019(a), RHI shall effectuate the compromises and settlements described below.

A.  Compromise of PBGC Claims

      RHI and the PBGC have agreed to compromise the PBGC Claims as follows: (i) the PBGC Claims shall be Allowed as a single Class 1 Other Priority Claim (the "Allowed PBGC Claim") in the aggregate amount of Four Hundred Thousand Dollars ($400,000.00), and, together with all claims derivative thereof, shall be disallowed and expunged in all other amounts and priorities; and (ii) on the Distribution Date, or as soon thereafter as practicable, RHI shall pay to the PBGC, in full satisfaction, settlement, release, and discharge of, and in exchange for, the Allowed PBGC Claim, the sum of $400,000.00 in Cash. A copy of the PBGC Agreement is annexed hereto as Exhibit D and is incorporated herein by reference.

B.  Compromise of CIT Claim

      RHI and CIT have agreed to compromise the CIT Claim as follows:
(i) the CIT Claim shall be Allowed as a Class 3 General Unsecured Claim in such amount as is required to yield a Cash distribution to CIT, under this Plan, in the amount of Twenty Five Thousand Dollars ($25,000.00), and shall be disallowed and expunged in all other amounts and priorities; (ii) on the Distribution Date, or as soon thereafter as practicable, RHI shall pay to CIT, in full satisfaction, settlement, release, and discharge of, and in exchange for, the Allowed CIT Claim, the sum of $25,000.00 in Cash; and (iii) on the Distribution Date, as a condition precedent to any distribution to CIT, RHI and CIT shall enter into a general mutual release in the form of the release annexed to the CIT Agreement as Exhibit A, to be effective as of the Distribution Date. A copy of the CIT Agreement is annexed hereto as Exhibit E and is incorporated herein by reference.

                                 ARTICLE XIV.
                           MISCELLANEOUS PROVISIONS

A.  Setoffs

      RHI may, but shall not be required to, set off against any Claim, and the payments or other distributions to be made under the Plan on account of such Claim, claims of any nature whatsoever that RHI may have against the holder of such Claim; but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by RHI of any claim that RHI may have against such holder.

B.  Withholding And Reporting Requirements

      In connection with the Plan and all instruments issued in connection therewith and distributions thereon, RHI shall comply with all withholding and reporting requirements imposed by any federal, state, local, or foreign taxing authority, and all distributions hereunder shall be subject to any such withholding and reporting requirements.

C.  Discharge Of RHI

      All property distributed under the Plan shall be in exchange for, and in complete satisfaction, settlement, discharge, and release of, all Claims of any nature whatsoever against RHI or any of its assets or properties, and, except as otherwise provided herein or in the Confirmation Order, on the Confirmation Date, RHI shall be deemed discharged and released under section 1141(d)(1)(A) of the Bankruptcy Code from any and all debts. The Confirmation Order shall be a judicial determination of discharge of all liabilities of RHI, subject to the occurrence of Consummation.

D.  Exculpation And Limitation Of Liability

      Neither Reorganized RHI, the Committee, nor any of their respective present or former members, officers, directors, employees, advisors, attorneys, or agents, shall have or incur any liability to any holder of a Claim or an Interest, or any other party in interest, or any of their respective agents, employees, representatives, financial advisors, attorneys, or affiliates, or any of their successors or assigns, for any act or omission in connection with, relating to, or arising out of, RHI's Chapter 11 Case, the pursuit of confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for their willful misconduct, and in all respects shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities under the Plan.

      Notwithstanding any other provision of this Plan, any holder of a Claim or an Interest, any other party in interest, and any of their respective agents, employees, representatives, financial advisors, attorneys, or affiliates, and any successors or assigns of the foregoing, shall have no right of action against Reorganized RHI, the Committee or any of their respective present or former members, officers, directors, employees, advisors, attorneys, or agents, for any act or omission in connection with, relating to, or arising out of, RHI's Chapter 11 Case, the pursuit of confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for their willful misconduct.

E.  Binding Effect

      The Plan shall be binding upon and inure to the benefit of RHI, the holders of Claims, the holders of Interests, and their respective successors and assigns.

F.  Withdrawal Or Non-Consummation

      If RHI withdraws the Plan prior to the Confirmation Date, or if Confirmation or Consummation of the Plan does not occur, then the Plan, any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain any Claim or Class of Claims), assumption or rejection of executory contracts or leases affected by the Plan, and any document or agreement executed pursuant to the Plan, shall be deemed null and void. In such event, nothing contained herein, and no acts taken in preparation for Consummation of the Plan, shall be deemed to constitute a waiver or release of any Claims by or against RHI or any other Person, to prejudice in any manner the rights of RHI or any Person in any further proceedings involving RHI, or to constitute an admission of any sort by RHI or any other Person.

G.  Indemnification Obligations

      Except as otherwise limited in the Plan, any obligations or rights of RHI to indemnify its present and former directors, officers, or employees pursuant to RHI's articles of incorporation, by-laws, board of directors resolutions, and established policy of providing employee indemnification, and applicable state law or specific agreement in respect of any claims, demands, suits, causes of action, or proceedings against such directors, officers, or employees based upon any act or omission related to such present and former directors', officers', or employees' service with, for, or on behalf of RHI, shall survive confirmation of this Plan and remain unaffected thereby, irrespective of whether indemnification is owed in connection with an occurrence before or after the Petition Date.

H.  Term Of Injunctions Or Stays

      Unless otherwise provided in the Plan or the Confirmation Order, all injunctions or stays provided for in the Chapter 11 Case and extant on the Confirmation Date (excluding any injunctions or stays contained in this Plan or the Confirmation Order), shall remain in full force and effect until the Consummation Date.

I.  No Liability for Certain Tax Claims

      Unless a taxing authority has filed a proof of Claim, including but not limited to those proofs of Claim, if any, deemed filed prior to the Bar Date, no Claim of such authority shall be Allowed for taxes or the disallowance of tax losses arising out of the failure of RHI to have filed any income tax return, or arising out of an audit of any return, for any tax period prior to the Petition Date. To the extent that any Claim asserted by a taxing authority seeks recovery of interest, a penalty, or a fine against RHI, that portion of such claim, if Allowed, which represents such interest, penalty or fine shall be disallowed.

J.  Administrative Claims Bar Date

      The Confirmation Order will operate to establish an Administrative Claims Bar Date for all holders of Administrative Claims, except for Professional Fees and the expenses of the members of the Committee, 30 days after the Confirmation Date. Holders of asserted Administrative Claims, except for Professional Fees and the expenses of the members of the Committee, not paid on or following the Consummation Date, may submit proofs of Claim on or before such Administrative Claims Bar Date. The notice of Confirmation to be delivered pursuant to Fed. R. Bankr. P. 3020(c) and 2002(f) will set forth such date and constitute notice of this Administrative Claims Bar Date. Reorganized RHI will have 90 days following the Administrative Claims Bar Date to review and object to such Administrative Claims before a hearing for determination of Allowance of such Administrative Claims.

      At or before the Confirmation Hearing, each professional retained in the Chapter 11 Case and the members of the Committee shall submit to the Bankruptcy Court, with notice to RHI and the Committee, an estimate of its Claim for Professional Fees, including reimbursement of expenses, through Confirmation. RHI shall place in escrow or a segregated account a sum sufficient to pay the estimated, unpaid Professional Fees and expenses in full. Each professional retained in the Chapter 11 Case shall file its final application for payment of fees and expenses on or before the forty-fifth (45th) day following Confirmation.

K.  Notices

      Any notice required or permitted to be provided to RHI and the Committee under the Plan shall be in writing and served by (a) certified mail, return receipt requested, (b) hand delivery, or (c) overnight delivery service, to be addressed as follows:

                  Skadden, Arps, Slate, Meagher & Flom LLP
                  Attorneys for Victoria Creations, Inc.
                  919 Third Avenue
                  New York, New York  10022-3897
                  Attn:  Michael L. Cook, Esq.

                            and

                  Zalkin, Rodin & Goodman LLP
                  Attorneys for the Committee
                  750 Third Avenue
                  New York, New York  10017-2771
                  Attn: Andrew D. Gottfried, Esq.

L.  Governing Law

      Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules), the laws of the State of New York shall govern the construction and implementation of the Plan and any agreements, documents, and instruments executed in connection with the Plan. The laws of the State of Rhode Island shall govern corporate governance matters.


Dated:    New York, New York
          February 25, 1997

                                          REUNITED HOLDINGS, INC.,
                                            Debtor-in-Possession


                                          By:  /s/ Uzi Ruskin
                                               Uzi Ruskin
                                               Chairman and Chief
                                               Executive Officer

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
Attorneys for Reunited Holdings, Inc.,
  Debtor-in-Possession


By:    /s/ Michael L. Cook
       (A Member of the Firm)

Michael L. Cook (MC 7887)
Lawrence V. Gelber (LG 9384)
919 Third Avenue
New York, New York 10022-3897
(212) 735-3000



                                EXHIBIT A

                                   TO

                          AMENDED AND RESTATED
             REORGANIZATION PLAN OF REUNITED HOLDINGS, INC.


              AMENDED ARTICLES OF INCORPORATION AND BY-LAWS



Filing Fee $50.00

       State of Rhode Island and Providence Plantations

                     DUPLICATE ORIGINAL OF
                     ARTICLES OF AMENDMENT
                            TO THE
                   ARTICLES OF INCORPORATION
                              OF
                    REUNITED HOLDINGS, INC.
        ---------------------------------------------------------


      Pursuant to the provisions of Section 7-1.1-56 of the General Laws, 1956, as amended, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

      FIRST: The name of the corporation is Reunited Holdings, Inc.
    ---------------------------------------------------------------


          SEE BELOW

                    [Insert Amendments(s)]




      Pursuant to the provisions of Section ___________ of the General Laws, 1956, as amended, the undersigned corporation adopts the following amendment to the Articles of Incorporation:




            ARTICLE FIFTH is hereby amended to read as follows:

                  The total number of shares which the Corporation shall
            have the authority to issue is 10,000,000 shares of common stock with $.01 par value per share (the "Common Stock").

                  Notwithstanding the foregoing, the Corporation shall not
            issue any non-voting equity securities.

      THIRD: The number of shares of the corporation outstanding at the time of such adoption was 7,800,000; and the number of shares entitled to vote thereon was 7,800,000.

      FOURTH: The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows: (if inapplicable, insert "none")

       Class                            Number of Shares

Common Stock, one cent                      7,800,000
($.01) par value per share


      FIFTH: The number of shares voted for such amendment was N/A; and the number of shares voted against such amendment was N/A.

      SIXTH: The number of shares of each class entitled to vote thereon as a class voted for and against such amendment, respectively, was: (if applicable, insert "none")

       Class                                    Number of Shares Voted
                                      For             Against

      None

      SEVENTH: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows: (If no change, so state)

      No change

      EIGHTH: The manner in which such amendment effects a change in the amount of stated capital, and the amount of stated capital as changed by such amendment, are as follows: (if no change, so state)

      No change



Dated:  __________, _____

                                    By

                                          Its    Chairman

                                    and

                                          Its   Secretary



STATE OF RHODE ISLAND  )
                       }SC.
COUNTY OF              )


      At                      in said county on this
day of                                       , 19,     ,
personally appeared before me.                        , who,
being by me first duly sworn, declared that he is the of

that he signed the foregoing document as of the corporation, and that the statements therein contained are true.


(NOTARIAL SEAL)

                      ------------------

       STATE OF RHODE ISLAND AND PROVIDENCE PLANTATIONS
               OFFICE OF THE SECRETARY OF STATE

                   CERTIFICATE OF AMENDMENT
                TO ARTICLES OF INCORPORATION OF
      ---------------------------------------------------

      I, ______________________________  Secretary of State, hereby certify that duplicate originals of Articles of Amendment to the Articles of Incorporation of ________
-----------------------------------------------------------------------,
duly signed and verified pursuant to the provisions of Chapter 7-1.1 of the General Laws, 1956, as amended, have been received in this office and are found to conform to law and that the foregoing is a duplicate original of the Articles of Amendment.

                              Witness my hand and the seal of
                              the State of Rhode Island
                              this          day of          19  .


                             Secretary of State



                                EXHIBIT B

                                   TO

                          AMENDED AND RESTATED
             REORGANIZATION PLAN OF REUNITED HOLDINGS, INC.


                    DESCRIPTION OF NEW RHI DEBENTURES



                             REUNITED HOLDINGS, INC.
                        DESCRIPTION OF NEW RHI DEBENTURES

      The principal terms of the New RHI Debentures to be issued by Reorganized RHI under the Plan are as follows:

Issuer:                     Reunited Holdings, Inc. (the "Issuer")

Securities:                 3-1/2% Subordinated Debentures (the
                            "Securities")

Principal Amount:           [To be determined upon resolution of
                            disputed claims]

Final Maturity:             25 years

Interest:                   3-1/2% per annum; provided, however,that the
                            Issuer will pay interest on overdue
                            installments of interest on the Securities at the applicable federal rate.

Optional Redemption:        The Issuer may redeem all or a portion of
                            the Securities at a redemption price of 100% of the principal amount plus accrued interest to the applicable redemption date.

Subordination:              Securities are subordinated to all Senior
                            Indebtedness.

Denominations:              $1,000 and integral multiples of $1,000.

Covenants:                  (A) Payment of Securities: The Issuer will
                            pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities.

                            (B) Compliance Certificate and Notice of
                            Default: The Issuer shall deliver to the trustee an officers' certificate (i) within 120 days after the end of each fiscal year stating whether or not any Default or Event of Default has occurred during the fiscal year and (ii) within 30 days upon becoming aware of any Default or Event of Default.

                            (C) Securities and Exchange Commission
                            ("SEC") Reports: The Issuer shall file with the trustee within 15 days after it files them with the SEC, copies of the annual reports and other information which the Issuer is required to file with the SEC pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended. The Issuer shall also comply with TIA ss. 314(a).

                            (D) Consolidation and Mergers: The Issuer shall not consolidate or merge with or into, or transfer or lease all or substantially all of its assets to, any other person unless:

                            i) no Default or Event of Default shall have occurred and be continuing at the time of such transaction and no Event of Default shall occur as a consequence thereof; and

                            (ii) the successor person surviving such consolidation or merger (if other than the Company), or to which such sale or conveyance has been made, expressly assumes by supplemental indenture in a form satisfactory to the trustee all the obligations of the Issuer under the Securities.

Events of Default:          Any one or more of the following shall
                            constitute an Event of Default:

                            (A) Default shall occur in the payment of principal of any Security when the same shall have become due and such default shall continue for 30 days; or

                            (B) Default shall occur in the payment of interest on any Security when the same becomes due and payable and the default continues for 30 days; or

                            (C) The Issuer fails to comply with any of its other agreements in the Securities or the Indenture and the Default continues for 60 days after receipt of notice from the trustee or holders of at least 50% in principal amount of the Securities then outstanding that such non-compliance con-stitutes an Event of Default; or

                            (D) The Company, pursuant to or within the meaning of any Bankruptcy Law: commences a voluntary case; consents to the entry of an order for relief against it in an involuntary case; consents to the appointment of a Custodian of it or for any substantial part of its property; or makes a general assignment for the benefit of its creditors; or

                            (E) A court enters an order or decree under any Bankruptcy Law that: is for relief against the Issuer in an involuntary case; appoints a Custodian of the Issuer or for any substantial part of its property; or orders the liquidation of the Issuer and the order or decree remains unstayed and in effect for 30 days; or

                            (F) The Issuer defaults in the performance of the terms of any Indebtedness (other than the Securities) in the aggregate principal amount of $5,000,000 or more, and such Indebtedness shall have been declared to be due and payable immediately and such acceleration shall not have been rescinded or annulled at the time of declaration of acceleration.

Definitions:                "Indebtedness" shall mean (i) the principal
                            of and premium, if any, and interest on
                            (including, without limitation, interest accruing after the commencement of a case arising under Bankruptcy Law), and any other amounts owing with respect to (a) all obligations for money borrowed by the Issuer
                            (including without limitation, obligations to banks and other financial institutions in respect of letters of credit, bankers' acceptances and similar obligations), (b) capital and financing lease obligations of the Issuer (including trade payables), (c) obligations of the Issuer in connection with the acquisition of all or any portion of any Property or asset representing all or a portion of the deferred purchase price thereof, and (d) any guaranty, endorsement or other contingent obligation of the Issuer in respect of obligations of others of the type described in the preceding subclauses
                            (a), (b) and (c) (in each case without
                            regard to when such obligations were
                            incurred or whether they are secured or
                            unsecured), and (ii) any refundings,
                            renewals of, extensions or other
                            modifications of or supplements to any
                            obligation described in the preceding clause
                            (i).

                            "Senior Indebtedness" shall mean
                            Indebtedness, unless by the terms of the instrument creating or evidencing any such obligation it is expressly provided that such obligation is on parity with, or otherwise not superior in right of payment to, the Securities.




                                EXHIBIT C

                                   TO

                          AMENDED AND RESTATED
             REORGANIZATION PLAN OF REUNITED HOLDINGS, INC.


               HOLDERS OF CLASS 3 GENERAL UNSECURED CLAIMS
                    DEEMED NOT TO BE TRADE CREDITORS



                             REUNITED HOLDINGS, INC.

------------------------------------------------------------------------------


                            NOT TO BE TRADE CREDITORS

Claim #     Claimant's Name                                                Amount


A/P     ABCO WELDING SUPPLY                 WATERFORD, CT                     144.00
0065    ABF FREIGHT SYSTEM, INC.            FORT SMITH, AR                    523.89
0174    ACADEMY ENGRAVING, INC.             NEW YORK, NY                    2,145.52
A/P     ACCESSORIES COUNCIL                 NEW YORK, NY                    1,000.00
1328    ACE YOUNG INC.                      JAMAICA, NY                     1,140.00
A/P     ACHIN, MARK R.                      PROVIDENCE, RI                    540.00
A/P     ADLER POLLOCK SHEEHAN               PROVIDENCE, RI                 15,171.00
A/P     AEI MUSIC NETWORK                   SEATTLE, WA                        18.00
1480    ALL CITY CORPORATE TRANSPORTATION   BRONX, NY                      22,000.00
A/P     ALL PHASE ELECTRIC                  BENTON HARBOR, MI                  66.00
A/P     AMERICAN ELECTROPLATERS             ORLANDO, FL                       140.00
1398    AMERICAN EXPRESS T.R.S., CO.        MALVERN, PA                     7,268.67
A/P     AMERICAN TRUCKING ASSOC.            ALEXANDRIA, VA                     30.00
0999    ANGEL-ACE CO LTD                    BANGRAK, THAILAND, TA             850.00
A/P     ANZAC COMPUTER EQUIPMENT            HAYWARD, CA                       307.00
A/P     APPLIED SOUND & COMMUNICATION       MINEOLA, NY                     1,220.00
A/P     ARMY & AIR FORCE EXCHANGE           DALLAS, TX                      3,780.00
0089    ARRIOLA, JESUS                      LOS ANGELES, CA                60,000.00
A/P     ASIA CORAL JADE                     TAIPEI, TAIWAN,                   421.00
A/P     ASIAN WALL STREET JOURNAL           CHICOPEE, MA                      245.00
A/P     AU BON PAIN CO, INC                 BOSTON, MA                        512.00
A/P     AUTOMATIC HEATING                   PROVIDENCE, RI                     38.00
A/P     BGL ASSOCIATES                      WARWICK, RI                       580.00
1246    BLOOMINGDALES/INV. PROC.            CINCINNATI, OH                 94,283.30
A/P     BOC GASES                           PITTSBURGH, PA                     23.00
A/P     BOWCAM CONTAINER                    PAWTUCKET, RI                     125.00
A/P     BROWDER DISPLAYS                    CHARLOTTE, NC                      55.00
0079    BUCKEYE BUS. PROD. INC.             CLEVELAND, OH                   1,583.00
0611    BUDGET RENT A CAR SYSTEMS INC.      CARROLLTON, TX                  4,324.00
1245    BURDINES                            CINCINNATI, OH                  1,675.00
A/P     BUREAU OF BUSINESS PRACTICE         WATERFORD, CT                     577.00
A/P     BUS & INST FURNITURE CO             MILWAUKEE, WI                     285.00
A/P     C.C.H. INC                          CHICAGO, IL                       496.00
A/P     C.T.P. SPA                          ITALY,                             38.00
A/P     CARIBMAR FORWARDING                 MIAMI, FL                          69.00
A/P     CARRIER EXPRESS TRANSPORT           WOONSOCKET, RI                     42.00
A/P     CHAMELEON GROUP                     NEW YORK, NY                    2,200.00
A/P     CHAMPION AMERICAN                   MACEDONIA, OH                      54.00
A/P     CHEMICAL BANK                       NEW YORK, NY                      330.00
0847    CHILDREN INSTITUTE                  LIVINGSTON, NJ                     34.70
0029    CIT GROUP/COMMERCIAL SERVICES, INC. NEW YORK,NY                30,000,000.00
A/P     CITIBANK N.A.                       NEW YORK, NY                      110.00
A/P     CITY LOCK SERVICES                  PROVIDENCE, RI                    108.00
0545    CLARK INTERNATIONAL CORP.           LEWISTON, ME                      153.00
1331    CLIO/02 CLOTHING & ACCESSORIES      ONTARIO M5SV3B1, CN             3,673.74
A/P     COLONIAL TRUCKING                   AVON, MA                           54.00
A/P     COLOR WHEEL                         NEW YORK, NY                      353.00
A/P     COMMPLEX                            ROCKLAND, MA                      143.00
0703    COMPANIA INDUSTRIAL DE CRISTAL      MEXICO, MX                      4,263.00
0707    COMPUTER REPAIR SPECIALISTS         PLAINVIEW, NY                   1,068.00
A/P     COOPERATIVE BUSINESS FORMS          WEST MILFORD, NJ                2,097.00
0319    CORPORATE COFFEE SYS. INC.          CEDARHURST, NY                  2,324.00
A/P     COUNTERPOINT PUBLISHING             CAMBRIDGE, MA                     595.00
A/P     CRANSTON TYPEWRITER                 CRANSTON, RI                      525.00
A/P     CROWN LINEN SERVICE                 NASHUA, NH                        482.00
A/P     CUSTOM HEADSETS OF NE               DUXBURY, MA                       289.00
0159    DAISY DIG'INS FLORIST & GIFTS       BARRINGTON, RI                    871.12
A/P     DAVID WILSON ASSOCIATES             NEEDHAM, MA                     2,623.00
A/P     DAY TIMERS                          LEHIGH VALLEY, PA                  33.00
1332    DEVAG                               TOKYO, JA                       1,219.36
0812    DRAWING BOARD                       HARTFORD, CT                      480.00
1468    DUN & BRADSTREET INFORMATION SVCS   BETHLEHEM, PA                   1,051.66
0618    DYNASTY EXPRESS INC.                JAMAICA, NY                       320.00
A/P     DYTEX CHEMICAL                      CENTRAL FALLS, RI                 393.00
A/P     E.I.L. INSTRUMENTS                  BALTIMORE, MD                      35.00
0135    EAGLE LEASING CO.                   ORANGE, CT                        531.00
A/P     EASTERN BEARINGS                    WALTHAM, MA                        49.00
0451    EDWARD S. GORDON CO INC             NEW YORK, NY                   69,300.00
A/P     ELDER PRINTING                      SILER CITY, NC                    171.00
A/P     ELLE DECOR                          BOULDER, CO                        13.00
A/P     ELLIOT GROUP                        PAWTUCKET, RI                      84.00
A/P     EMBASSY                             NEW YORK, NY                       60.00
0041    EMPLOYMENT CONTRACTOR SERVICES, INC.BINGHAMTON, NY                  1,627.50
0856    EPSTEIN BECKER & GREEN              NEW YORK, NY                   21,431.45
A/P     EQUITABLE                           LOS ANGELES, CA                 5,912.00
A/P     ESSEX GROUP                         CHICAGO, IL                       637.00
0497    EVERTS, LIENARD                     POSTBUS 19352, AM              50,000.00
A/P     EXECUTIVE COFFEE                    NEW BEDFORD, MA                 3,699.00
A/P     EXECUTIVE SEARCH INC                NEWARK, NJ                     10,600.00
A/P     EXIMBANK                            WASHINGTON, DC                  2,906.00
A/P     FABB FASHION ACCESSORIES            EASTON, CT                      4,000.00
A/P     FAIRCHILD PUBLICATIONS              PHILADELPHIA, PA                1,060.00
0261    FAIRFIELD STORE                     FAIRFIELD, CT                      34.00
1054    FEDERAL EXPRESS CORPORATION         MEMPHIS, TN                    19,892.99
A/P     FELLAN CO                           NEW YORK, NY                    3,442.00
A/P     FILTERED WATER SERVICE              NEW YORK, NY                      474.00
A/P     FINKELSTEIN, BORA, ET AL            NEW YORK, NY                      193.00
A/P     FLOW CONTROLS INC                                                     651.00
A/P     FLOWER POT                          WARWICK, RI                        39.00
A/P     FRANK I. ROUNDS CO                  RANDOLPH, MA                      261.00
1014    GAUS, RUTH                          LOMBARD, IL                       708.33
A/P     GEM AIR POWER                       PAWTUCKET, RI                      71.00
A/P     GENERAL TRAFFIC SYSTEMS             JAMAICA, NY                       188.00
1330    GIA LTDA                            SANTIAGO DE CHILE, CH           2,973.40
A/P     GIRARD SPRING WATER                 N. PROVIDENCE, RI               1,188.00
0929    GRAY, DEBRA                         CARBONDALE, IL                     32.00
0274    GREENWICH GROUP                     EAST GREENWICH, RI                108.75
A/P     GULTON GRAPHICS                     CHICAGO, IL                       216.00
1526    GZA GEOENVIRONMENTAL INC            NEWTON UPPER FALLS, MA          1,150.00
A/P     HACH CO                             DENVER, CO                        167.00
A/P     HARRIS TRUST                        CHICAGO, IL                     2,598.00
A/P     HARVARD BUSINESS REVIEW             BOULDER, CO                        75.00
A/P     HERALD NEWS                         FALL RIVER, MA                    394.00
1397    HEWLETT-PACKARD COMPANY             CUPERTINO, CA                     313.00
1329    HOLODENSCHI, DELLIA                 ST. THOMAS, VI                    113.19
1346    HOOGESTEGER, GERT                   BUSSUM, NE                      7,500.00
A/P     HUEBNER, KAREN                      MADISON, WI                     1,531.00
A/P     IBM CORP                            ATLANTA, GA                       339.00
A/P     IDMD                                ONTARIO, CN                     2,575.00
A/P     ILAS ACCENTS                        NEW YORK, NY                       20.00
0487    INDIANA MARKET& CATERING            NEW YORK, NY                    1,905.00
A/P     INTERIOR FOLIAGE                    L.I.C., NY                      1,755.00
1510    INTERNAL REVENUE SERVICE            NEW YORK, NY                5,020,641.28
A/P     INTERNATIONAL ASSOC OF AIRPORT
          DUTY FREE                         WASHINGTON, DC                  1,488.00
A/P     INTERSTATE DISTRIBUTION             CULVER CITY, CA                   279.00
A/P     IRON MOUNTAIN RI                    ALBANY, NY                        242.00
1457    J.P. NINA S.A.                      CARTAGO, CR                    77,914.07
1333    J8C INTERNATIONAL                   AUCKLAND, NZ                      830.33
0348    JACOBSON CAPITAL SERVICES, INC.     CROMPOND, NY                    1,284.00
0960    JESOKO, INC.                        NEW YORK, NY                    2,200.00
A/P     K2M, INC                            PROVIDENCE, RI                    300.00
0829    KAMPURA MFG. CO. LTD.               JAPAN, JA                      10,000.00
0623    KANG, SAN N.                        PROVIDENCE, RI                      0.00
1327    KARL LAGERFELD                      PARIS, FR                      57,800.00
A/P     KENNEDY INC                         WOONSOCKET, RI                    330.00
A/P     KENT COUNTY OVERHEAD DOOR           WARWICK, RI                       188.00
A/P     KINKO'S SERVICE CORP                VENTURA, CA                     3,707.00
A/P     KNAPP, GARY                         BROOKLYN, NY                      375.00
A/P     KPMG PEAT MARWICK                   NEW YORK, NY                   33,700.00
0839    LAMPREY FAITH E.                    WOONSOCKET, RI                    660.00
0692    LARTIGIANABOTTONI S.P.A.            24060 BOLGARE ITALY, IT        13,940.15
A/P     LE CAFE CREME                       NEW YORK, NY                    1,860.00
A/P     LEVY KERSON ARONSCN                 NEW YORK, NY                    3,250.00
A/P     LIBERTY ENVIRONMENTAL SVCS          WINDHAM, ME                        36.00
A/P     LNM INDUSTRIES                      PROVIDENCE, RI                    107.00
A/P     LUND BAXTER ENTERPRISES             NEW YORK, NY                    3,054.00
0075    LYNDEN AIR FREIGHT                  SEATTLE, WA                       154.00
A/P     LYNN TRADING                        SEOUL, KOREA,                       8.00
0277    M J R CORP.                         HONOLULU, HI                      129.85
A/P     M R O SUPPLY                        WARWICK, RI                        38.00
A/P     M. BURNS TRUCKING                   SEEKONK, MA                        88.00
1310    MAGI ASSOCIATES                     PROVIDENCE, RI                  1,500.00
1383    MALONE, MATTHEW                     ALEXANDRIA, VA                    574.23
A/P     MANHATTAN FIRE & SAFETY             NEW YORK, NY                       80.00
0863    MANSOUR'S                           LA GRANGE, GA                     217.80
A/P     MASON TACKEL                        OTISVILLE, MI                      54.00
A/P     MASTERMAN'S                         AUBURN, MA                        594.00
A/P     MASTERS & SERVANT                   WARREN, RI                     36,366.00
0178    MASTERSOURCE INC                    LODI, NJ                          196.50
A/P     MASUEN                              BUFFALO, NY                       142.00
A/P     MATHEZ TRANSPORT                    NICE, FR                        1,879.00
0069    MAY DEPARTMENT STORES CO.           ST. LOUIS, MO                  18,910.50
0049    MIDCOM COMMUNICATIONS, INC.         SEATTLE, WA                     1,485.00
0134    MIDEASTERN ENVELOPE                 OXFORD, CT                        724.00
A/P     MIDRANGE COMPUTING                  CARLSBAD, CA                      104.00
A/P     MILAN DELICATESSEN                  NEW YORK, NY                       48.00
A/P     MILLENIUM RUBBER                    MERRIMACK, NH                     260.00
A/P     MOON KYUNG CORP                     SEOUL, KOREA,                      23.00
0068    MOUNTAIN WEST                       SIOUX FALLS, SD                   207.65
A/P     NAT'L ASSOC OF CREDIT MANAGEMENT    GLASTONBURY, CT                     0.00
A/P     NATIONS WAY TRANSPORT               DENVER, CO                        358.00
1069    NEW KYOEI INC.                      OSAKA, JAPAN, JP               63,014.39
0782    NEW METAL BOX CORP.                 WOONSOCKET, RI                  8,010.75
A/P     NICE BLOOM                          CENTRAL HONG KONG,                  9.00
1055    NILE, DEMETRA                       SAN JOSE, CA                      793.27
0024    NORTH AMERICAN VAN LINES            FORTWAYNE, IN                   2,707.49
A/P     NORTHLAND ENVIRONMENTAL             PROVIDENCE, RI                     20.00
A/P     NYNEX MOBILE COMMUNICATIONS         WORCESTER, MA                     131.00
1524    NYS DEPARTMENT OF TAXATION
          AND FINANCE                       ALBANY, NY                      2,283.74
0026    OFFICE SPECIALISTS                  PEABODY, MA                     5,152.00
0386    OSTRANDER, TRICIA                   PROVIDENCE, RI                 15,000.00
A/P     OVERSEAS PUBLISHERS REP             NEW YORK, NY                    2,612.00
1516    OWENS & MINOR                       PITTSBURGH, PA                    472.78
A/P     P.T. FORTUNE STAR AIR                                                 122.00
A/P     PACE MOTOR LINES                    BRIDGEPORT, CT                     47.00
0486    PACIFIC DESIGN RESOURCES, LTD       HONOLULU, HI                    2,981.48
A/P     PARFUMS INTERNATIONAL               ROANOKE, VA                     1,664.00
A/P     PARKER MANUFACTURING                E PROVIDENCE, RI                   21.00
A/P     PARTS CO OF AMERICA                 PALATINE, IL                       99.00
0070    PAYLESS CASHWAYS, INC.              KANSAS CITY, MO                    71.24
1156    PENSION BENEFIT GUARANTY
          CORPORATION                       WASHINGTON, DC                      0.00
1157    PENSION BENEFIT GUARANTY
          CORPORATION                       WASHINGTON, DC             37,398,000.00
1158    PENSION BENEFIT GUARANTY
          CORPORATION                       WASHINGTON, DC              7,088,078.00
A/P     PHELON SHELDON & MARSAR             FAIRVIEW, NJ                      135.00
A/P     PHILADELPHIA NEWSPAPER              PHILADELPHIA, PA                  186.00
A/P     PLYMOUTH ROCK TRANSPORTATION        STONEHAM, MA                      138.00
A/P     POLAND SPRING                       LOUISVILLE, KY                     67.00
A/P     PREMENOS                            SAN FRANCISCO, CA                 270.00
A/P     PRENTICE HALL                       DES MOINES, IA                    133.00
A/P     PRICE-DRISCOLL                      WATERFORD, CT                       3.00
A/P     PRIME TIME                          NEW YORK, NY                    1,781.00
A/P     PRODATA COMPUTER SERVICES           OMAHA, NB                         149.00
A/P     PROGRESSIVE BUSINESS PUBLICATIONS   MALVERN, PA                       264.00
A/P     R&J DESIGN & DEVELOP.               W. BABYLON, NY                  3,025.00
A/P     R.C. DAVIS CO                       PLAINVIEW, NY                     226.00
A/P     R.S. RENTAL & EQUIP                 SOMERSET, MA                       68.00
1461    RAND LIGHTING CORPORATION           NEW YORK, NY                      325.96
0151    RAND MATERIALS HANDLING EQUIPMENT   PAPAPAWTUCKET, RI                 127.00
A/P     RAPID MEDIA                         NEW YORK, NY                       95.00
1080    RASULO GRAPHIC SERVICE INC.         NEW YORK, NY                    3,620.38
A/P     REED REFERENCE PUBLISHING           PHILADELPHIA, PA                  184.00
0472    REGISTRAR & TRANSFER CO             CRANFORD, NJ                    1,774.86
A/P     REMINDER                            COVENTRY, RI                      186.00
1320    RICH'S INV PROCES DIP               CINCINNATI, OH                 20,720.48
A/P     RLC ASSOCIATES                      FOSTER, RI                        118.00
A/P     ROLAND INC                          PROVIDENCE, RI                     15.00
A/P     ROPER ORGANIZATION                  NEW YORK, NY                      247.00
1190    ROYAL PROMOTION GROUP INC.          NEW YORK, NY                   10,651.86
1085    RUBBER COVERED PRODUCTS CO INC.     SMITHFIELD, RI                    400.00
A/P     SAERIM METAL CO                     SEOUL, KOREA,                      22.00
A/P     SAGE MFG. CO., INC.                 PROVIDENCE, RI                      4.00
A/P     SAM SHIN INDUSTRIAL                 SEOUL, KOREA,                      28.00
0933    SAMPO TRADING CO LTD                SEOUL, KO                      25,695.00
0161    SEASIDE DESIGN, INC.                PAWTUCKET, RI                   9,841.30
A/P     SEIGEE JEWELRY CORP                 SEOUL, KOREA,                      50.00
A/P     SHIN WOO ENTERPRISE CO              SEOUL, KOREA,                      63.00
A/P     SIGNATURE COMPUTERS                 WARWICK, RI                     1,327.00
A/P     SIMONS SUPPLY                       FALL RIVER, MA                    333.00
A/P     SKYLINE CREDIT RIDE INC             LONG ISLAND CITY, NY              839.00
1206    SPECIAL LINE HAUL INC               SALEM, NH                         185.00
A/P     SPEED GRAPHICS                      NEW YORK, NY                    2,185.00
A/P     SPOTLESS CLEANING                   NEW YORK, NY                    1,104.00
A/P     STANLEY FASTENING                   PITTSBURGH, PA                     86.00
A/P     STELLAE INTERNATIONAL               JAMAICA, NY                       471.00
1319    STERN'S/INV. PROC.                  CINCINNATI, OH                    496.99
0044    STORAGE TECHNOLOGY CORPORATION      DENVER, CO                      5,297.16
A/P     SUMMIT OFFICE SUPPLY                                                   96.00
A/P     SUN CHRONICLE                       ATTLEBORO, MA                      36.00
1478    SUN COMPANY, INC. (R&M)             MALVERN, PA                     1,457.00
A/P     SUNOCO                              LOUISVILLE, KY                  1,069.00
A/P     SUPPLY DEPOT                        PROVIDENCE, RI                  1,370.00
0294    SWEZEYS                             PATCHOGUE, NY                     170.30
0358    SYGMA                               NEW YORK, NY                      570.00
A/P     SYMANTEC CORP                       SAN FRANCISCO, CA                  40.00
A/P     TELXON CORP                         CLEVELAND, OH                     589.00
A/P     TOWN CRIER                          SWANSEA, MA                       350.00
0902    TRADERS INTERNATIONAL               PROVIDENCE, RI                  7,726.05
A/P     TRANS-LINK EXHIBITION               SINGAPORE,                         60.00
0751    TRUK-AWAY OF R.I. INC.              WARWICK, RI                     3,847.00
A/P     UNITECH                             LOS ANGELES, CA                   123.00
0362    UNITED CHAIN MFG. INC.              PROVIDENCE, RI                    613.00
A/P     UNITED LOCK                         WARWICK, RI                       450.00
A/P     UNITED STATES FILTER                PITTSBURGH, PA                  1,589.00
0137    UNITED STATES PLASTIC CORP.         LIMA, OH                           33.00
0819    US COAST GUARD                      OTIS ANG BASE, MA                 996.40
A/P     USA BLUEBOOK                        NORTHBROOK, IL                    234.00
1050    UTOG 2-WAY RADIO INC                LONG ISLAND CITY, NY            8,641.00
A/P     WALCHEM CORP                        HOLLISTON, MA                      69.00
A/P     WRIGHT LINE                         PITTSBURGH, PA                    136.00
1059    YOUNG PRODUCTS, INC.                SEOUL, KOREA, KO               26,051.96
0220    YOUR IMAGE PLUS INC                 NEW YORK, NY                      333.00
0925    ZAK, STASIA                         PARK RIDGE, IL                    932.39




                                EXHIBIT D

                                   TO

                          AMENDED AND RESTATED
             REORGANIZATION PLAN OF REUNITED HOLDINGS, INC.


                             PBGC AGREEMENT




UNITED STATES BANKRUPTCY COURT                              CONFORMED COPY
SOUTHERN DISTRICT OF NEW YORK

- - - - - - - - - - - - - - - - - - - x

In re                                 :

UNITED MERCHANTS AND MANUFACTURERS,   :    Jointly Administered
  INC. and VICTORIA CREATIONS, INC.,       Chapter 11 Case No.
                                      :    96 B 40941 (AJG)
                    Debtors.
                                      :

- - - - - - - - - - - - - - - - - - - x


                  AGREEMENT TO COMPROMISE CLAIMS OF THE
                  PENSION BENEFIT GUARANTY CORPORATION

          THIS AGREEMENT (the "Agreement") is made and entered into this 19th day of February, 1997, by and among United Merchants and Manufacturers, Inc. ("UM&M"), Reunited Holdings, Inc.(1) ("RHI," and together with UM&M, the "DIPs"), and the Pension Benefit Guaranty
Corporation ("PBGC").

                          W I T N E S S E T H:

          WHEREAS, on February 22, 1996, UM&M and VCI each filed a petition in the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court") for reorganization relief under Chapter 11 of the United States Bankruptcy Code, 11 U.S.C. ss.ss.
101-1330, as amended (the "Bankruptcy Code"); and

          WHEREAS, the PBGC is a wholly-owned United States Government corporation created under Title IV of the Employee Retirement Income Security Act of 1974, 29 U.S.C. ss.ss. 1301-1461, as amended ("ERISA"), which guarantees the payment of certain pension benefits upon termination of a pension plan; and

--------
1     Formerly Victoria Creations, Inc. ("VCI").



          WHEREAS, effective May 28, 1942, UM&M established and adopted the Pension Plan of United Merchants and Manufacturers, Inc. &
Subsidiaries (the "Pension Plan"), to provide pension benefits for certain of its employees, which Pension Plan is covered by ERISA; and

          WHEREAS, UM&M was the contributing sponsor and Plan
Administrator of the Pension Plan within the meaning of 29 U.S.C. ss.ss. 1002(16)(A), (B), 1301(a)(1), and (13); and

          WHEREAS, pursuant to (a) the "Agreement for Appointment of Trustee and Termination of Pension Plan" by and between UM&M and the PBGC, dated August 6, 1996, and (b) 29 U.S.C. ss.ss. 1342(c) and 1348, the Pension Plan was terminated and the PBGC was appointed trustee thereof, effective January 31, 1996; and

          WHEREAS, the PBGC has filed proofs of claim in UM&M's Chapter 11 case, asserting that UM&M owes the PBGC (i) $7,088,078 for unpaid minimum funding contributions on a priority basis, (ii) $37,398,000 for unfunded benefit liabilities on a general unsecured basis, and (iii) an unliquidated amount for unpaid premiums, interest and penalties imposed by 29 U.S.C. ss. 1307(a), of which the portion arising post-petition is owed on a priority basis and the remainder on a general unsecured basis (collectively, the "UM&M Claims"); and

          WHEREAS, the PBGC has filed proofs of claim in RHI's Chapter 11 case, asserting that (a) RHI is a member of UM&M's controlled group within the meaning of 29 U.S.C. ss. 1301(a)(13) and (14) and, accordingly, is jointly and severally liable with UM&M for certain liabilities arising from the Pension Plan, and (b) RHI owes to the PBGC
(i) $7,088,078 for unpaid minimum funding contributions on a priority basis, (ii) $37,398,000 for unfunded benefit liabilities on a general unsecured basis, and (iii) an unliquidated amount for unpaid premiums, interest and penalties imposed by 29 U.S.C. ss. 1307(a), of which the portion arising post-petition is owed on a priority basis and the remainder on a general unsecured basis (collectively, the "RHI Claims" and, together with the UM&M Claims, the "PBGC Claims"); and

          WHEREAS, the DIPs and the PBGC dispute, among other things, the nature, validity and amount of the PBGC Claims and the inclusion of RHI as a member of UM&M's controlled group; and

          WHEREAS, the PBGC has stated its intention to prosecute vigorously the PBGC Claims and the DIPS have asserted that they will litigate vigorously the validity, nature, and amount of the PBGC Claims; and

          WHEREAS, the DIPs have negotiated with the PBGC concerning the PBGC Claims in an effort to resolve the parties' disputes regarding such claims; and

          WHEREAS, as a result of such negotiations, the DIPs and the PBGC have reached an agreement which will allow for the compromise and settlement of the PBGC Claims; and

          WHEREAS, if the PBGC Claims are not compromised now, future proceedings could be protracted and expensive, involve complex issues of liability and/or damages, and involve substantial uncertainties and risks inherent in litigation; and

          WHEREAS, the DIPs and the creditors' committee appointed in their cases have considered the benefit to the DIPs' estates and creditors that will be received as a result of the compromise and settlement of the PBGC Claims, particularly in light of the costs, uncertainties, and risks of further litigation, and have concluded that the settlement contained herein is (i) fair and equitable, (ii) a reasonable resolution of the PBGC Claims, and (iii) in the best interests of the DIPs, their creditors, and their estates; and

          WHEREAS, on January 31, 1997, UM&M and RHI each filed a reorganization plan (the "UM&M Plan" and the "RHI Plan" and, together, the Plans") in their Chapter 11 cases; and

          WHEREAS, this Agreement is contained in and made part of each of the Plans;

          NOW THEREFORE, in consideration of the promises herein, the receipt and sufficiency of which are hereby acknowledged, and in full satisfaction of the PBGC Claims, UM&M, RHI, and the PBGC, intending to be legally bound, hereby agree as follows:

          1. The UM&M Claims shall be allowed in UM&M's Chapter 11 case as a single Class 1 Other Priority Claim, as that term is defined in the UM&M Plan, in the aggregate amount of Seventeen Million Two Hundred Thousand Dollars ($17,200,000.00) and, together with any and all claims derivative thereof, shall be disallowed and expunged in all other amounts and priorities (the "Allowed UM&M Claim").

          2. On the UM&M Distribution Date,(2) or as soon thereafter as practicable, the PBGC, in full satisfaction, settlement, release, and discharge of the Allowed UM&M Claim, and in exchange for, the Allowed UM&M Claim, shall receive $17,200,000.00 in principal amount of New Subordinated Debentures, as that term is defined in the UM&M Plan.

          3. The RHI Claims shall be allowed in RHI's Chapter 11 case as a single Class 1 Other Priority Claim, as that term is defined in the RHI Plan, in the aggregate amount of Four Hundred Thousand Dollars ($400,000.00) and, together with any and all claims derivative thereof, shall be disallowed and expunged in all other amounts and priorities (the "Allowed RHI Claim").

          4. On the RHI Distribution Date,(3) or as soon thereafter as practicable, the PBGC, in full satisfaction, settlement, release, and discharge of the Allowed RHI Claim, and in exchange for, the Allowed RHI Claim, shall receive $400,000.00 in cash.

          5. The parties hereto represent and warrant to each other that the signatories to this Agreement are authorized to execute this Agreement; that each has full power and authority to enter into this Agreement; that this Agreement is duly executed and delivered, and constitutes a valid and binding agreement in accordance with its terms.

--------
2 The UM&M Distribution Date is the date upon which the first distributions are made to holders of Allowed Claims in accordance with the terms of the UM&M Plan.

3 The RHI Distribution Date is the date upon which the first distributions are made to holders of Allowed Claims in accordance with the terms of the RHI Plan.


          6. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements or understandings between the parties with respect to the subject matter hereof.

          7. This Agreement is expressly subject to and contingent upon
(i) Bankruptcy Court approval, and (ii) confirmation of the Plans. If this Agreement is not approved by the Bankruptcy Court or the Plans are not confirmed, neither this Agreement, its terms, nor any negotiations in connection with this Agreement shall be, or in any way be construed as or deemed to be, evidence or an admission by or against UM&M, RHI, or the PBGC.

          8. This Agreement shall be binding upon and shall inure to the benefit of the representatives, successors, and assigns of the parties hereto, including, without limitation, any trustee appointed in UM&M's case or RHI's case under any chapter of the Bankruptcy Code.

          9. Nothing contained herein shall constitute an admission of liability, of any type or in any amount, on the part of UM&M, RHI or the PBGC.

          10. This Agreement may be executed and delivered in any number of original or telecopied counterparts, each of which shall be deemed an original, but which together shall constitute one and the same.

          IN WITNESS WHEREOF, and in agreement herewith, the parties have executed this Agreement as of the day and year first written above.

                                    REUNITED HOLDINGS, INC.,
                                      Debtor-in-Possession
                                    2 Executive Drive
                                    Suite 780
                                    Fort Lee, New Jersey 07024


                                    By:  /s/ Uzi Ruskin
                                             Uzi Ruskin
                                    Its: Chairman of the Board
                                           of Directors


                                    UNITED MERCHANTS AND
                                      MANUFACTURERS, INC.,
                                      Debtor-in-Possession
                                    2 Executive Drive
                                    Suite 780
                                    Fort Lee, New Jersey 07024


                                    By: /s/ Uzi Ruskin
                                            Uzi Ruskin
                                    Its: Chairman of the Board
                                           of Directors


                                    THE PENSION BENEFIT
                                      GUARANTY CORPORATION
                                    1200 K Street, N.W.
                                    Washington, DC  20006


                                    By: /s/ Andrea E. Schneider
                                            Andrea E. Schneider
                                    Its: Corporate Finance and
                                          Negotiation Department
                                          Director




                                EXHIBIT E

                                   TO

                          AMENDED AND RESTATED
             REORGANIZATION PLAN OF REUNITED HOLDINGS, INC.


                              CIT AGREEMENT




          This document is subject to modification and amendment prior to completion as provided in Article XI of the Plan.

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

- - - - - - - - - - - - - - - - - - - x

In re                                 :

UNITED MERCHANTS AND MANUFACTURERS,   :    Jointly Administered
  INC. and VICTORIA CREATIONS, INC.,       Chapter 11 Case No.
                                      :    96 B 40941 (AJG)
                            Debtors.
                                      :

- - - - - - - - - - - - - - - - - - - x


                      AGREEMENT TO SETTLE CLAIM OF
                 THE CIT GROUP/COMMERCIAL SERVICES, INC.


          THIS AGREEMENT (the "Agreement") is made and entered into this ___ day of __________, 1997, by and between Reunited Holdings, Inc.(1) ("RHI"), and The CIT Group/Commercial Services, Inc. ("CIT").

                          W I T N E S S E T H:

          WHEREAS, on February 22, 1996, RHI, as VCI, filed a petition for reorganization relief under Chapter 11 of the United States
Bankruptcy Code, 11 U.S.C. ss.ss. 101-1330, as amended (the "Bankruptcy Code"); and

          WHEREAS, RHI continues to operate its business and manage its property as debtor-in-possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code; and

          WHEREAS, on May 10, 1996, CIT filed a proof of claim (the "CIT Claim") in RHI's case in the amount of $30,000,000, based on the purported pre-petition guaranty by VCI of a 5% subordinated, unsecured, contingent interest note, due June 30, 2019, given by United Merchants and Manufacturers, Inc. ("UM&M"), RHI's approximately 80% parent, on June 30, 1994;

          WHEREAS, on June 21, 1996, RHI objected (the "RHI Objection") to the CIT Claim on the ground that CIT released the purported guaranty on June 30, 1994; and

          WHEREAS, CIT has stated its intention to prosecute vigorously the CIT Claim and RHI has asserted that it will litigate vigorously the validity, nature, and amount of the CIT Claim; and

          WHEREAS, RHI has negotiated with CIT concerning the CIT Claim in an effort to resolve the parties' disputes regarding such claim; and

          WHEREAS, as a result of such negotiations, RHI and CIT have reached an agreement which will allow for the compromise and settlement of the CIT Claim; and

          WHEREAS, if the CIT Claim is not compromised now, future proceedings could be protracted and expensive, involve complex issues of liability and/or damages, and involve substantial uncertainties and risks inherent in litigation; and

          WHEREAS, RHI and the creditors' committee appointed in its case has considered the benefit to RHI's estate and creditors that will be received as a result of the compromise and settlement of the CIT Claim, particularly in light of the costs, uncertainties, and risks of further litigation, and have concluded that the settlement contained herein is (i) fair and equitable, (ii) a reasonable resolution of the CIT Claim, and (iii) in the best interests of RHI, its creditors, and its estate; and

          WHEREAS, on January 31, 1997, RHI filed a reorganization plan (the "Plan") in its Chapter 11 case; and

          WHEREAS, this Agreement is contained in and made part of the Plan;

          NOW THEREFORE, in consideration of the promises herein, the receipt and sufficiency of which are hereby acknowledged, RHI and CIT, intending to be legally bound, hereby agree as follows:

          11. The CIT Claim shall be allowed as a Class 3 General Unsecured Claim (as that term is defined in the Plan) only in such amount as is required to yield a cash distribution to CIT under the Plan, as confirmed by the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court"), in the amount of Twenty Five Thousand Dollars ($25,000.00), and shall be disallowed and expunged in all other amounts and priorities (the "Allowed CIT Claim");

          12. RHI shall, subject to the terms hereof, and in full satisfaction, settlement, release, and discharge of, and in exchange for, the Allowed CIT Claim, pay the sum of $25,000.00 to CIT on the distribution date (the "Distribution Date") specified in the Plan for initial distributions by RHI to all other holders of allowed Class 3 General Unsecured Claims in RHI's case;

          13. On the Distribution Date, as a condition precedent to any distribution to CIT, RHI and CIT shall enter into a general mutual release in the form of the release annexed hereto as Exhibit A, to be effective as of the Distribution Date;

          14. The parties hereto represent and warrant to each other that the signatories to this Agreement are authorized to execute this Agreement; that each has full power and authority to enter into this Agreement; that this Agreement is duly executed and delivered, and constitutes a valid and binding agreement in accordance with its terms;

          15. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements or understandings between the parties with respect to the subject matter hereof;

          16. This Agreement is expressly subject to and contingent upon
(i) Bankruptcy Court approval, and (ii) confirmation of the Plan. If this Agreement is not approved by the Bankruptcy Court or the Plan is not confirmed, neither this Agreement, its terms, nor any negotiations in connection with this Agreement shall in any way be construed as or deemed to be evidence or an admission by or against RHI or CIT;

          17. This Agreement shall be binding upon and shall inure to the benefit of the representatives, successors, and assigns of the parties hereto, including, without limitation, any trustee appointed in RHI's case under any chapter of the Bankruptcy Code;

          18. Nothing contained herein shall constitute an admission of liability on the part of RHI or CIT;

--------
1     Formerly Victoria Creations, Inc. ("VCI").


          19. This Agreement may be executed and delivered in any number of original or telecopied counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, and in agreement herewith, the parties have executed this Agreement as of the day and year first written above.


                              THE CIT GROUP/COMMERCIAL SERVICES, INC.
                              1211 Avenue of the Americas
                              New York, New York  10036


                              By:___________________________
                                 Its:


                              REUNITED HOLDINGS, INC.,
                                Debtor-in-Possession
                              2 Executive Drive
                              Suite 780
                              Fort Lee, New Jersey  07024


                              By:___________________________
                                 Its:




                                   Exhibit A

                                Mutual Release

          KNOW ALL MEN BY THESE PRESENTS, that in consideration of the promises and covenants set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned Reunited Holdings, Inc. ("RHI"), formerly Victoria Creations, Inc., for itself and its affiliates, subsidiaries, administrators, successors and assigns, hereby remises, releases and forever discharges The CIT Group/Commercial Services, Inc. ("CIT"), and its affiliates, subsidiaries, administrators, successors, assigns, officers, directors, employees, representatives, authorized signers, agents, accountants and attorneys, as well as their respective affiliates, subsidiaries, administrators, successors and assigns, from any and all claims, demands, liabilities, actions, causes of action, offsets, recoupments, obligations, suits, debts, judgments and damages, including costs, expenses and attorneys' fees of any kind whatsoever that RHI now has or may have had against CIT, on behalf of itself or any other entity from the beginning of time through the date hereof, whether arising at law or in equity, whether direct or contingent, matured or unmatured, liquidated or unliquidated, now known or unknown.

          In consideration of the promises and covenants set forth above and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned CIT, for itself and its affiliates, subsidiaries, administrators, successors and assigns, hereby remises, releases and forever discharges RHI and its affiliates, subsidiaries, administrators, successors, assigns, officers, directors, employees, representatives, authorized signers, agents, accountants and attorneys, as well as their respective affiliates, subsidiaries, administrators, successors and assigns, from any and all claims, demands, liabilities, actions, causes of action, offsets, recoupments, obligations, suits, debts, judgments and damages, including costs, expenses and attorneys' fees of any kind whatsoever that CIT now has or may have had against RHI on behalf of itself or any other person or entity from the beginning of time through the date hereof, whether arising at law or in equity, whether direct or contingent, matured or unmatured, liquidated or unliquidated, now know or unknown, including, but not limited to, RHI's obligations, if any, arising out of or in connection with its purported guaranty of a 5% subordinated, unsecured, contingent interest note, due June 30, 2019, given by United Merchants and Manufacturers, Inc. ("UM&M"), RHI's approximately 80% parent, on June 30, 1994 (the "UM&M Note"); provided, however, that nothing contained herein shall in any manner abridge, limit, or otherwise affect UM&M's obligations under the UM&M Note.

          It is expressly understood and agreed that this Mutual Release be, and is, a general release, and that the consideration for this Mutual Release is not, and is not to be construed as, an admission of liability on the part of any of the parties hereto or any of their respective officers, directors, employees, agents, accountants, and attorneys, or any of them, such liability being expressly denied by each of the parties hereto.

          The parties hereto represent and warrant that they have entered into this Mutual Release voluntarily, with full opportunity to obtain the advice of independent legal counsel in connection herewith, and have read each and every paragraph of this Mutual Release, and understand their rights and obligations hereunder.

          This Mutual Release contains the entire agreement between the parties hereto, and the terms hereof are contractual and not a mere recital. If any provision of this Mutual Release is at any time held illegal, invalid, or unenforceable, such illegality, invalidity, or unenforceability will not affect any other provision hereof, and such illegal, invalid, or unenforceable provision and the remainder of the Mutual Release shall be deemed modified to the extent necessary to render enforceable the remainder hereof.

          The parties hereto stipulate that no adequate remedy at law exists for any breach of the provisions of this Mutual Release, and that it shall be specifically enforceable. This Mutual Release shall be governed by and construed in accordance with the laws of the State of New York without regard to the choice of law provisions thereof.

          This Mutual Release may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          Executed at Fort Lee, New Jersey on this _____ day of
____________, 1997.


                              REUNITED HOLDINGS, INC.,
                              2 Executive Drive
                              Suite 780
                              Fort Lee, New Jersey  07024


                              By:___________________________
                                 [NAME]
                                 Its:  [TITLE]


                              THE CIT GROUP/COMMERCIAL SERVICES, INC.
                              1211 Avenue of the Americas
                              New York, New York  10036


                              By:___________________________
                                 [NAME]
                                 Its:  [TITLE]



          Executed at New York, New York on this day of ____________,
1997.


                              REUNITED HOLDINGS, INC.,
                              2 Executive Drive
                              Suite 780
                              Fort Lee, New Jersey  07024


                              By:___________________________
                                 [NAME]
                                 Its:  [TITLE]


                              THE CIT GROUP/COMMERCIAL SERVICES, INC.
                              1211 Avenue of the Americas
                              New York, New York  10036


                              By:___________________________
                                 [NAME]
                                 Its:  [TITLE]